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                                                                    Exhibit 4(c)

                                                        Updated January 27, 1998






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                              RAIL BEARING SERVICE
                              EMPLOYEE SAVINGS PLAN


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                                TABLE OF CONTENTS
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INTRODUCTION..................................................................................1

ARTICLE I - DEFINITIONS.......................................................................2

ARTICLE II - ELIGIBILITY AND PARTICIPATION....................................................9
         Section 2.1       Eligibility Requirements...........................................9
         Section 2.2       Participation.....................................................10
         Section 2.3       Years of Service for Eligibility Computation......................10

ARTICLE III - CONTRIBUTIONS..................................................................12
         Section 3.1       Employer Contributions............................................12
         Section 3.2       Employee Elective Deferrals.......................................12
         Section 3.3       After-Tax Employee Contributions..................................13
         Section 3.4       Rollover Contributions............................................13
         Section 3.5       Trustee-to-Trustee Transfers......................................13
         Section 3.6       Deduction Limitation..............................................14

ARTICLE IV - 401(K) AND 401(M)...............................................................15
         Section 4.1       Distribution of Excess Employee Elective Deferrals................15
         Section 4.2       Actual Deferral Percentage Test...................................16
         Section 4.3       Distribution of Excess Contributions..............................18
         Section 4.4       Actual Contribution Percentage Test...............................19
         Section 4.5       Distribution of Excess Aggregate Contributions....................22
         Section 4.6       Recharacterization................................................23

ARTICLE V - ALLOCATIONS, VALUATION AND VESTING...............................................24
         Section 5.1       Allocation of Contributions.......................................24
         Section 5.2       Participants Who Will Receive an Allocation.......................25
         Section 5.3       Allocation of Forfeitures.........................................25
         Section 5.4       Allocation Limitations............................................26
         Section 5.5       Valuation.........................................................32
         Section 5.6       Vesting and Accrual...............................................32

ARTICLE VI - DISTRIBUTIONS...................................................................36
         Section 6.1       Distributions of Small Account Balances...........................36
         Section 6.2       Distributions While In-Service....................................36
         Section 6.3       Distributions Upon Separation From Service........................37
         Section 6.4       Distributions Upon Retirement.....................................38
         Section 6.5       Distributions Upon Death..........................................38
         Section 6.6       Distributions Upon Disability.....................................39
         Section 6.7       Special Beneficiary Provisions....................................39
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                           TABLE OF CONTENTS (CONT'D)
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         Section 6.8       Consent of the Participant Required for Distributions if
                           Account Balances Greater Than $5,000..............................40
         Section 6.9       Commencement of Benefits..........................................42
         Section 6.10      Required Distributions............................................42
         Section 6.11      Joint and Survivor Annuity Requirements...........................49
         Section 6.12      Annuity Contract..................................................54
         Section 6.13      Special Distribution Rules for 401(k) Contributions...............54
         Section 6.14      Form of Distribution..............................................55
         Section 6.15      Trustee-to-Trustee Transfers......................................55
         Section 6.16      Normal Form of Benefit............................................55
         Section 6.17      Rollovers to Other Plans or IRAs..................................56
         Section 6.18      Installment Payments..............................................57

ARTICLE VII - LOANS..........................................................................58
         Section 7.1       Availability of Loans.............................................58
         Section 7.2       Amount of Loans...................................................58
         Section 7.3       Terms of Loans....................................................58

ARTICLE VIII - PLAN ADMINISTRATION...........................................................60
         Section 8.1       Duties of the Employer............................................60
         Section 8.2       The Committee.....................................................60
         Section 8.3       Appointment of Advisor............................................61
         Section 8.4       Powers and Duties of the Committee................................61
         Section 8.5       Organization and Operation........................................62
         Section 8.6       Claims Procedure..................................................62
         Section 8.7       Records and Reports...............................................63
         Section 8.8       Liability.........................................................64
         Section 8.9       Reliance and Statements...........................................64
         Section 8.10      Remuneration and Bonding..........................................64
         Section 8.11      Committee Decisions Final.........................................65
         Section 8.12      Participant-Directed Investments..................................65

ARTICLE IX - TRUST AGREEMENT.................................................................66
         Section 9.1       Establishment of Trust............................................66
         Section 9.2       Exclusive Benefit.................................................66

ARTICLE X - AMENDMENT, TERMINATION AND MERGER................................................67
         Section 10.1      Amendment.........................................................67
         Section 10.2      Termination.......................................................67
         Section 10.3      Merger, Consolidation or Transfer.................................68
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                           TABLE OF CONTENTS (CONT'D)
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ARTICLE XI - TOP-HEAVY PROVISIONS............................................................69
         Section 11.1      Applicability.....................................................69
         Section 11.2      Definitions.......................................................69
         Section 11.3      Minimum Allocation................................................72
         Section 11.4      Nonforfeitability of Minimum Allocation...........................72
         Section 11.5      Allocation Limitations............................................73
         Section 11.6      Minimum Vesting Schedules.........................................73

ARTICLE XII - GENERAL PROVISIONS.............................................................74
         Section 12.1      Governing Law.....................................................74
         Section 12.2      Power to Enforce..................................................74
         Section 12.3      Alienation of Benefits............................................74
         Section 12.4      Not an Employment Contract........................................74
         Section 12.5      Fiduciary Discretion..............................................75
         Section 12.6      Interpretation....................................................75

ARTICLE XIII - SIGNATURE PAGE................................................................76
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                                      iii
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                                  INTRODUCTION
                                  ------------



Purpose.
--------

The primary purpose of the Rail Bearing Service Employee Savings Plan (the "Plan") is to provide the Employees of Rail Bearing Service Corporation with retirement benefits in recognition of the contribution of the Employees to the successful operation of the Employer. The Plan is intended to be a 401(k) plan, qualified under section 401(a) of the Internal Revenue Code (the "Code"), which permits salary deferral contributions as provided by section 401(k) of the Code; and its affiliated Trust is intended to be exempt from tax under section 501(a) of the Code. In addition, it is intended that the Plan meet the applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

Effective Date.
---------------

The Rail Bearing Service Profit Sharing Plan, effective November 1, 1977, was merged into the Rail Bearing Service Employee 401(k) Savings Plan, effective January 1, 1992, to constitute the Plan, effective January 1, 1998. This document is a restatement, in its entirety, of those merged plans, generally effective January 1, 1998.

The terms of this document now set forth the controlling provisions of the Plan for all persons who are Employees on or after the Effective Date; provided, however, that to the extent required under section 411(d)(6) of the Code (and related Treasury Regulations), the applicable provisions of the preceding Plan documents are incorporated herein by reference.

                             ARTICLE I - DEFINITIONS
                             -----------------------



The following words and phrases, wherever capitalized, shall have the meanings set forth below, unless the context in which they appear within the Plan clearly indicates otherwise:

ACCOUNT(S) means the aggregate (or as otherwise specified) interest of a Participant in the assets of the Trust. Each Participant's interest will be segregated into one or more of the following Accounts, which will reflect, in addition to contributions allocated thereto, appropriate allocations of earnings, gains, losses and expenses of the Trust:

     - EMPLOYEE DEFERRAL ACCOUNT. The separate Account maintained for each Participant to which are credited his Employee Elective Deferrals.

     - EMPLOYER REGULAR CONTRIBUTION ACCOUNT. The separate Account maintained for each Participant to which are credited any Employer Regular Contributions allocated to him and made in accordance with Section 3.1.

     - EMPLOYER MATCHING CONTRIBUTION ACCOUNT. The separate Account maintained for each Participant to which are credited any Employer Matching Contributions allocated to him and made in accordance with
          Section 3.1.

     - ROLLOVER ACCOUNT. The separate Account maintained for each applicable Participant to which contributions are made under Section 3.4.

     - TRANSFER ACCOUNT. The separate Account maintained for each applicable Participant to which amounts have been transferred under Section 3.5.

The Administrator may, in its discretion, establish subaccounts within each separate Account.

ADMINISTRATIVE DELEGATE means one or more persons or institutions to whom the Committee has delegated certain administrative functions pursuant to a written agreement.

ADMINISTRATOR means the Committee designated by the Employer to administer the Plan.

AFFILIATE means a member of a controlled group of corporations, within the meaning of section 414(b) of the Code, which includes the Employer; a trade or business (whether or not incorporated) which is in common control with the Employer as determined in accordance with section 414(c) of the Code; or any organization which is a member of an affiliated service group, within the meaning of section 414(m) of the Code, which includes the Employer; and any other organization required to be aggregated with the Employer pursuant to section 414(o) of the Code.

AFTER-TAX EMPLOYEE CONTRIBUTIONS means contributions to the Plan, if any, made by an Employee on an after-tax, nondeductible basis.

BENEFICIARY means the person or persons or a trust affirmatively designated by a Participant to receive all or a portion of such Participant's benefits in the event the Participant dies leaving benefits payable to such a Beneficiary in accordance with the provisions of Article VI.

CODE means the Internal Revenue Code of 1986, as amended from time to time.

COMMITTEE means the person or persons described in Section 8.2.

COMPENSATION means all of each Participant's wages as defined in section 3401(a) of the Code together with all other compensatory payments to an Employee by the Employer with respect to which the Employer must furnish to the Employee a written statement pursuant to sections 6041(d) and 6051(a)(3) of the Code, but determined without regard to any rules (such as the exception for agricultural labor in section 3401(a)(2) of the Code) which limit the remuneration included in wages based on the nature or location of the employment or services performed.

Compensation shall include only that Compensation which is actually paid to the Participant during the determination period. Except as provided elsewhere in this Plan, the determination period shall be the Plan Year.

Effective for Plan Years beginning after December 31, 1988, the annual Compensation of each Participant taken into account for purposes of determining all benefits provided under the Plan for any determination period shall not exceed $200,000 as adjusted by the Secretary at the same time and in the same manner as under section 415(d) of the Code ("Compensation Limit"), except that the dollar increase in effect on January 1 of any calendar year shall be effective for years beginning in such calendar year. The Compensation Limit for a determination period shall be the Compensation Limit in effect on the January 1 coinciding with or preceding such determination period. If Compensation is determined on the basis of a 12-consecutive-month period ending within the Plan Year, then the applicable Compensation Limit is the Compensation Limit in effect for the calendar year in which such 12-month period begins. If Compensation is determined on the basis of a period of less than 12 calendar months, the Compensation Limit shall be the annual Compensation Limit which would otherwise be applicable multiplied by the ratio obtained by dividing by 12 the number of full months in the short period. In determining the Compensation of a Participant for purposes of the $200,000 limitation, the rules of section 414(q)(6) of the Code shall apply except that, in applying such rules, the term "family" shall include only the Spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. If as a result of the application of such rules the adjusted $200,000 limitation is exceeded, then (except for purposes of determining the portion of Compensation up to the integration level, as defined in Section 5.1, if applicable) the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined prior to the application of this limitation.

Notwithstanding the above, effective for Plan Years beginning after December 31, 1993, the annual Compensation Limit shall not exceed $150,000, adjusted for calendar years beginning after 1994 at the same time and in the same manner as under section 415(d) of the Code, but only if and when the aggregate of such potential adjustments totals at least $10,000, and then only in amounts of $10,000, in the manner described in section 401(a)(17) of the Code.

If Compensation for any prior determination period is taken into account in determining an Employee's allocations or benefits for the current determination period, the Compensation for such prior period is subject to the applicable annual Compensation Limit in effect for that prior period. For this purpose, for years beginning before January 1, 1990, the applicable annual Compensation Limit is $200,000.

DEFINED BENEFIT PLAN means a pension plan maintained by the Employer which is qualified under section 401(a) of the Code and which is not a Defined Contribution Plan, except to the extent that it maintains separate accounts with respect to which it is treated as a Defined Contribution Plan.

DEFINED CONTRIBUTION PLAN means a plan qualified under section 401(a) of the Code and maintained by the Employer which provides for an account for each individual who participates in the plan, from which account all benefits attributable to amounts allocated to each such Participant's account (and any income and expenses or gains or losses attributable to such accounts, both realized and unrealized) are paid.

DISABILITY means any medically determinable physical or mental impairment which results in an inability to engage in any substantial gainful activity by reason thereof and which may be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment must be supported by medical evidence. Disability will be determined by a physician appointed by the Administrator.

EARLY RETIREMENT AGE means age 55 provided the Participant has completed five Years of Service.

EFFECTIVE DATE The provisions of this amendment and restatement are generally effective January 1, 1998, except for the retroactive effective dates required by the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Act of 1986, the Omnibus Budget Reconciliation Act of 1987, the Technical and Miscellaneous Revenue Act of 1988, the Omnibus Budget Reconciliation Act of 1989, or any final Regulations published and effective since the most recent effective date of this Plan. Further, to the extent the Plan was operated in accordance with the provisions of this amendment and restatement as of an effective date earlier than that required by law, such date shall be the Effective Date.

ELAPSED TIME. For purposes of determining an Employee's initial or continued eligibility to participate in the Plan or the nonforfeitable interest in a Participant's Account balance derived from Employer contributions, except for periods of service which may be disregarded on account of the rule of parity (Years of Service of a nonvested Participant before a period of consecutive One-Year Breaks in Service which exceeds the greater of five or the number of Years of Service prior to such Breaks), an Employee will receive credit for the aggregate of all time periods commencing with the Employee's first day of employment or reemployment and ending on the date a One-Year Break in Service begins. The first day of employment or reemployment is the first day the Employee performs an Hour of Service. An Employee will also receive credit for any period of severance of less than 12 consecutive months. Fractional periods of less than a year will be expressed in terms of days.

For purposes of this Section, "Hour of Service" means each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer or any Affiliate.

An Employee will also receive credit for any employment with the Employer, regardless of whether the Employee was then an eligible Employee. Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under section 414(n) or 414(o) of the Code and the regulations promulgated thereunder.

EMPLOYEE means any person who is classified by the Employer as an employee for federal income tax withholding purposes (whether or not such classification is ultimately determined to be correct as a matter of law). The term Employee shall also include any Leased Employee deemed to be an Employee of the Employer or any Affiliate as provided in section 414(n) or (o) of the Code.

EMPLOYEE ELECTIVE DEFERRALS means contributions to the Plan from an Employee's salary, which the Employee could have received currently in Compensation.

EMPLOYER means Rail Bearing Service Corporation, any successor through merger, consolidation or purchase of substantially all of the assets or business of the entity which is the Employer immediately prior to such succession, which successor, within 90 days after such succession, agrees to continue this Plan; and any Affiliate which adopts the Plan.

EMPLOYER MATCHING CONTRIBUTIONS means those contributions made by the Employer as described under Section 3.1 which are allocated to Participants' Employer Matching Contribution Accounts.

EMPLOYER REGULAR CONTRIBUTIONS means those contributions made by the Employer as described under Section 3.1 which are allocated to Participants' Employer Regular Contribution Accounts.

ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

FORFEITURES means the nonvested portion, if any, of a Participant's Account created as a result of termination of employment by the Participant prior to the time he becomes 100 percent Vested in his Account. A Forfeiture occurs immediately after the distribution of the entire Vested portion of a Participant's Account or the last day of the Plan Year in which his 5th consecutive One-Year Break in Service occurs, whichever occurs earlier, or upon approval of the Plan Administrator.

HIGHLY COMPENSATED EMPLOYEE means and includes active highly compensated Employees and former highly compensated Employees.

An active highly compensated Employee includes any Employee who performed service for the Employer during the Plan Year and who: (1) during the preceding Plan Year received Compensation from the Employer in excess of $80,000 (as adjusted pursuant to section 415(d) of the Code), and, if elected by the Employer, was a member of the top-paid group for such year; or (2) during the current or preceding Plan Year an owner of more than 5 percent of the Employer.

A former highly compensated Employee includes any Employee who separated (or was deemed to have separated) from service prior to the determination year, who has performed no service for the Employer during the determination year, and who was a highly compensated active Employee for either the year of his separation from service or any determination year ending on or after the Employee's 55th birthday.

The determination of who is a Highly Compensated Employee (including the determination of the number and identity of Employees in the top-paid group and the Compensation that is considered) will be made in accordance with section 414(q) of the Code and the Regulations promulgated thereunder. For purposes of this definition, the Employer shall include any Affiliate.

LATE RETIREMENT DATE means the date, occurring after Normal Retirement Age, on which an Employee actually retires from employment with the Employer.

LEASED EMPLOYEE means any person (other than an Employee of the Employer) who, pursuant to an agreement between the Employer and any other person (the "leasing organization"), has performed services for the Employer (or for the Employer and related persons determined in accordance with section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by Employees in the business field of the Employer and such services are performed under the primary direction or control by the Employer, or by the Employer and related persons (determined in accordance with Code section 414 (n)(6)). Contributions or benefits provided to a Leased Employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer.

A Leased Employee shall not be considered an Employee of the Employer if (i) such Employee is covered by a money purchase pension plan maintained by the leasing organization providing: (a) a non-integrated employer contribution rate of at least 10 percent of Compensation, as defined in section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the Employee's gross income under section 125, section 402(e)(3), section 402(h) or section 403(b) of the Code, (b) immediate participation, and (c) full and immediate vesting; and (ii) Leased Employees do not constitute more than 20 percent of the Employer's non-highly compensated workforce.

NON-HIGHLY COMPENSATED EMPLOYEE means an Employee who is not a Highly Compensated Employee.

NORMAL RETIREMENT AGE means age 65.

ONE-YEAR BREAK IN SERVICE shall be determined on the basis of Elapsed Time. For purposes of this definition, Employer includes any Affiliate. A One-Year Break in Service determined on the basis of Elapsed Time means a period of severance of at least 12 consecutive months.

A period of severance is a continuous period of time during which the Employee is not employed by the Employer. Such period begins on the date the Employee retires, quits or is discharged or, if earlier, the 12-month anniversary of the date on which the Employee was otherwise first absent from service.

In the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive-month period beginning on the first anniversary of the first day of such absence shall not constitute a One-Year Break in Service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence: (1) by reason of the pregnancy of the individual; (2) by reason of the birth of a child of the individual; (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual; or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

PARTICIPANT means an Employee of the Employer who participates in the Plan pursuant to Article II; a former Employee who participated in the Plan under
Article II and who continues to be entitled to a Vested benefit under the Plan; or a former Employee who participated in the Plan under Article II, and who has not yet incurred a One-Year Break in Service. For purposes of Section 6.17, "Participant" shall include a former Participant, as well as a former Participant's Surviving Spouse and Participant's or former Participant's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order as defined in section 414(p) of the Code (who shall be deemed Participants with respect to such Spouse's interest under the Plan).

PLAN means the Rail Bearing Service Employee Savings Plan, as set forth herein.

PLAN YEAR means the 12-consecutive-month period which begins on January 1 and on each anniversary thereof.

QUALIFIED PRERETIREMENT SURVIVOR ANNUITY AND QUALIFIED JOINT AND SURVIVOR ANNUITY shall have the meanings described in Section 6.11 of the Plan.

REGULATIONS means the Treasury regulations pertaining to the Internal Revenue Code of 1986, as amended from time to time.

REQUIRED DISTRIBUTIONS shall be as described in Section 6.10 of the Plan.

SPOUSE means the Spouse or Surviving Spouse of the Participant, provided that a former Spouse shall be treated as the Spouse or Surviving Spouse to the extent provided under a "qualified domestic relations order" as defined in section 414(p) of the Code.

TOP-HEAVY shall have the meaning and effect described in Article XI of the Plan.

TRUST means the Trust as established under Article IX and maintained for purposes of the Plan which is administered by the Trustee in accordance with the provisions of the agreement of Trust between the Employer and the Trustee. If the Trust is governed by a separate agreement entered into between the Employer and the Trustee (which shall be incorporated by reference herein and become part of the Plan) to the extent the terms of such Trust agreement conflict with the Plan, the terms of such Trust agreement will control except to the extent that it is necessary to follow the terms of the Plan in order to maintain the qualified status of the Plan under section 401(a) of the Code.

TRUSTEE means the party or parties named under the Trust who shall have exclusive authority and discretion to manage and control the assets of the Plan. Notwithstanding the above, to the extent the Plan expressly provides, the Trustee shall be subject to the direction of the Committee and/or Investment Manager.

TRUST FUND means all money and other property received or held by the Trustee under the Trust, plus all income and gains and minus all losses, expenses, and distributions chargeable to the Trust assets.

VALUATION DATE means any day on which the New York Stock Exchange is open for business.

VESTED means nonforfeitable.

YEAR OF SERVICE shall be determined on the basis of Elapsed Time.

                   ARTICLE II - ELIGIBILITY AND PARTICIPATION
                   ------------------------------------------




Section 2.1                Eligibility Requirements.
-----------                -------------------------

(a) Only Employees of the Employer will be eligible to participate in the Plan.

(b) Employees become eligible to participate in the Plan regardless of attained age or completed service.

Employees become eligible to make Employee Elective Deferrals under the Plan upon completion of one Year of Service.

(c) Notwithstanding any other provision of this Article II, all Employees and former Employees who are Participants in the Plan as of the date immediately preceding the Effective Date of this amendment and restatement and who then have an Account balance (whether or not nonforfeitable) shall continue their participation in the Plan as restated. A former Employee who was a Participant in the Plan and who either did or did not receive a distribution of his entire nonforfeitable Account balance on account of termination of employment may become eligible to participate in the Plan upon reemployment.

(d) Notwithstanding any other provision of this Plan, Employees included within the following described classification(s) are excluded from participation in this Plan:

         (1) Employees in a unit of employees covered by a collective bargaining agreement between the Employer and employee representatives, if retirement benefits were the subject of good faith bargaining and if two percent or less of the Employees of the Employer who are covered pursuant to that agreement are professionals as defined in section 1.410(b)-9(g) of the Regulations. For this purpose, the term "employee representatives" does not include any organization more than half of whose members are Employees who are owners, officers, or executives of the Employer.

         (2) Employees who are nonresident aliens (within the meaning of section 7701(b)(1)(B) of the Code) and who receive no earned income (within the meaning of section 911(d)(2) of the Code) from the Employer which constitutes income from sources within the United States within the meaning of section 861(a)(3) of the Code.

Section 2.2                Participation.
-----------                --------------

An Employee will begin participation in the Plan as soon as administratively feasible following date of hire.

For purposes of Employee Elective Deferrals, an eligible non-excluded Employee will begin participation on the first day of the first pay period following satisfaction of the eligibility requirements set forth in Section 2.1 above.


Section 2.3                Years of Service for Eligibility Computation.
-----------                ---------------------------------------------

(a) For purposes of determining Years of Service and One-Year Breaks in Service for purposes of establishing eligibility to participate in the Plan, the initial eligibility computation period shall be the 12-consecutive-month period beginning on the date on which the Employee first performs an Hour of Service for the Employer or an Affiliate ("employment commencement date").

(b) The succeeding 12-consecutive-month eligibility computation periods shall commence with the first Plan Year which includes the first anniversary of the Employee's employment commencement date, regardless of whether the Employee is entitled to be credited with 1,000 Hours of Service during the initial eligibility computation period. An Employee who is credited with service in both the initial eligibility computation period (described above) and the first Plan Year which commences prior to the first anniversary of the Employee's initial eligibility computation period will be credited with two Years of Service for purposes of eligibility to participate.

(c) Years of Service and One-Year Breaks in Service will be measured by the same eligibility computation period.

(d) All Years of Service with the Employer or an Affiliate will be credited for purposes of determining eligibility except the following:

         (1) If an Employee has a One-Year Break in Service before satisfying the eligibility requirements of the Plan, service before such Break will not be taken into account.

         (2) In the case of any Participant whose employment with the Employer terminates and who subsequently is reemployed by the Employer, regardless of whether the Employee has incurred a One-Year Break in Service, such Employee will participate immediately upon returning to employment.

(e) In the event a Participant is no longer a member of an eligible class of Employees and becomes ineligible to participate but has not incurred a One-Year Break in Service, such Employee will participate immediately upon again becoming a member of an eligible class of Employees. If such Participant incurs a One-Year Break in Service, eligibility will be determined according to the break in service rules of the Plan otherwise described in this Section 2.3.

         An Employee who has not been, but who becomes a member of an eligible class of Employees shall participate in the Plan immediately upon becoming a member of such class if such Employee has satisfied the minimum age and service requirements necessary to become a Participant under the Plan.

                           ARTICLE III - CONTRIBUTIONS
                           ---------------------------




Section 3.1                Employer Contributions.
-----------                -----------------------

Employer Matching Contributions:
--------------------------------

For each Plan Year the Employer may make an Employer Matching Contribution to the Trust based on Employee Elective Deferrals. The amount of the Employer Matching Contribution shall be determined for each Plan Year by the Employer.

Employer Regular Contributions:
-------------------------------

For each Plan Year the Employer may make an Employer Regular Contribution to the Trust based on the total Compensation of all Participants eligible to receive an allocation. The amount of the Employer Regular Contribution shall be determined for each Plan Year by the Employer.


Section 3.2                Employee Elective Deferrals.
-----------                ----------------------------

Each Plan Year, each Participant may elect to defer up to 15 percent of Compensation (Employee Elective Deferrals) which will be contributed by the Employer to the Plan. New Participants may commence deferrals as specified in
Section 2.2. A Participant may change his election or make a new election as of any business day. Notification must be given to the Plan Administrator or its designee by a Participant prior to the first pay period affected by a modification.

In addition, a Participant may cease to have Employee Elective Deferrals made as of any payroll period if notice is given to the Plan Administrator or its designee prior to such date. The Plan Administrator may reduce or completely prohibit Employee Elective Deferrals at any time if the Administrator determines such action is necessary to ensure compliance with section 401(k), 402(g), or 415 of the Code.

Employee Elective Deferrals under this and all other qualified plans maintained by the Employer may not be made on behalf of any Participant during any taxable year to the extent such would exceed the dollar limitation of section 402(g) of the Code in effect at the beginning of the taxable year ($7,000 as adjusted for cost of living).

Section 3.3                After-tax Employee Contributions.
-----------                ---------------------------------

After-Tax Employee Contributions are not permitted under the Plan.


Section 3.4                Rollover Contributions.
-----------                -----------------------

(a) An Employee, who is eligible to participate in the Plan under Section 2.1, regardless of whether he has satisfied the Participation requirements of Section 2.2, may roll over into the Plan an eligible rollover distribution (as defined in section 402(c) of the Code) from another qualified plan, or from an individual retirement account in the manner described in section 408(d)(3)(A)(ii) of the Code. If such rollover is not a direct transfer as described in section 401(a)(31) of the Code, it must be received by the Plan within 60 days of the date it was received by the Participant from the distributing qualified plan or individual retirement account.

(b) The Plan Administrator shall develop such procedures, and may require such information from an Employee desiring to make such a rollover, as he deems necessary or desirable to determine that the proposed rollover will meet the requirements of this Section. Upon approval by the Plan Administrator, the amount rolled over shall be deposited in the Trust and shall be credited to the Employee's Rollover Account. Such Account shall share in allocations of earnings, losses and expenses of the Trust Fund, but shall not share in allocations of Employer contributions. The Employee's Rollover Account shall be distributed in accordance with Article VI.

(c) In the event of a rollover contribution on behalf of an Employee who is otherwise eligible to participate in the Plan but who has not yet satisfied the participation requirements of Section 2.2, such Employee's Rollover Account shall represent his sole interest in the Plan until he becomes a Participant.


Section 3.5                Trustee-to-trustee Transfers.
-----------                -----------------------------

(a) Subject to Plan Administrator approval, an Employee, not excluded from participation in the Plan, regardless of whether he has satisfied any age and service requirements for participation, may cause assets from the qualified plan of a prior employer to be transferred directly by the trustee of such plan to the Trustee of this Plan.

(b) A direct rollover as described in Section 6.17 shall not constitute a trustee-to-trustee transfer for purposes of the Plan.

(c) Trustee-to-trustee transfers are only permitted from a qualified plan of an Affiliate.

Section 3.6                Deduction Limitation.
-----------                ---------------------

Employer contributions made with respect to any Plan Year under this Article III are conditioned upon such contributions being deductible by the Employer for such Plan Year under section 404 of the Code.

                         ARTICLE IV - 401(k) AND 401(m)
                         ------------------------------




Section 4.1                Distribution of Excess Employee Elective Deferrals.
-----------                ---------------------------------------------------

(a) Excess Employee Elective Deferrals shall be distributed in accordance with the provisions of this Section 4.1. Excess Employee Elective Deferrals are those elective deferrals that are includible in a Participant's gross income because they exceed the dollar limitation ($7,000 as adjusted for cost of living) imposed under Code section 402(g). Excess Employee Elective Deferrals shall be treated as Annual Additions under the Plan, except to the extent they are distributed on or before the April 15 first following the close of a Participant's tax year.

(b) A Participant may attribute to this Plan any excess Employee Elective Deferrals made during a taxable year of the Participant by notifying the Plan Administrator, through actual or deemed notification, on or before March 1 following the calendar year when the excess Employee Elective Deferrals are made of the amount of the excess Employee Elective Deferrals to be attributed to the Plan. A Participant will be deemed to have notified the Plan Administrator of any excess Employee Elective Deferrals which exist when only those elective deferrals made to this Plan and any other plan(s) maintained by the Employer are taken into account.

(c) Notwithstanding any other provision of the Plan, excess Employee Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose Account excess Employee Elective Deferrals were attributed for the preceding year and who claims excess Employee Elective Deferrals for such taxable year. With respect to any taxable year, a Participant's Employee Elective Deferrals are the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in section 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in section 402(h)(1)(B) of the Code, any eligible deferred compensation plan under section 457 of the Code, any plan described under section 501(c)(18) of the Code, and any Employer contributions made on the behalf of a Participant for the purchase of an annuity contract under section 403(b) of the Code pursuant to a salary reduction agreement, but shall not include amounts distributed pursuant to the provisions of Section 5.4(a)(3) of this Plan.

(d) Excess Employee Elective Deferrals shall be adjusted for any income or loss during the Plan Year. The income or loss allocable to excess Employee Elective Deferrals is the income or loss allocable to the Participant's Employee Deferral Account for the taxable year multiplied by a fraction, the numerator of which is such Participant's excess Employee Elective Deferrals for the year and the denominator is the Participant's Account balance attributable to Employee Elective Deferrals without regard to any income or loss occurring during such taxable year.


Section 4.2                Actual Deferral Percentage Test.
-----------                --------------------------------

(a) For each Plan Year, the Actual Deferral Percentage (ADP) for Participants who are Highly Compensated Employees must bear a relationship to the ADP for Participants who are Non-Highly Compensated Employees which satisfies either of the following tests for nondiscrimination:

         (1) The ADP for Participants who are Highly Compensated Employees is not more than the ADP for Participants who are Non-Highly Compensated Employees multiplied by 1.25; or

         (2) The ADP for Participants who are Highly Compensated Employees is not more than the ADP for Participants who are Non-Highly Compensated Employees multiplied by two, and the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who are Non-Highly Compensated Employees by more than two percentage points.

Actual Deferral Percentage means, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (i) the amount of Employer contributions actually paid over to the Trust on behalf of such Participant for the Plan Year to (ii) the Participant's Compensation for such Plan Year. For this purpose, Compensation shall exclude the amount paid prior to the employee's initial plan entry date. Employer contributions on behalf of any Participant shall include any Employee Elective Deferrals made pursuant to the Participant's deferral election, including excess Employee Elective Deferrals of Highly Compensated Employees, but excluding (A) Excess Employee Elective Deferrals by Non-Highly Compensated Employees which are attributable solely to Employee Elective Deferrals made under the Plan or any other plan(s) of the Employer and (B) Employee Elective Deferrals that are taken into account in the Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these Employee Elective Deferrals). For purposes of computing Actual Deferral Percentages, any Employee who would be a Participant but for the failure to make Employee Elective Deferrals shall be treated as a Participant on whose behalf no Employee Elective Deferrals are made. For Plan Years beginning before the later of January 1, 1992, or 60 days after the publication of final Regulations, Compensation may be limited to that which is received for the period the Employee is a Participant.

(b) The ADP for any Participant who is a Highly Compensated Employee for the Plan Year shall be determined by aggregating his employee elective deferrals in all plans maintained by the Employer. If a Highly Compensated Employee participates in two or more cash or deferred arrangements having different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the above, any plans required to be mandatorily segregated pursuant to Regulations promulgated under section 401(k) of the Code shall not be aggregated for purposes of this Section 4.2.

(c) In the event that this Plan satisfies the requirements of sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other Plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the ADP of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy section 401(k) of the Code only if they have the same Plan Year.

(d) For purposes of determining the ADP of a Participant who is a 5-percent owner or one of the ten most highly paid Highly Compensated Employees, the Employee Elective Deferrals and Compensation of such Participant shall include, respectively, the Employee Elective Deferrals and Compensation for the Plan Year of family members (as defined in section 414(q)(6) of the Code). Such family members shall be disregarded as separate Employees in determining the ADP both for Participants who are Non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.

(e) (e) In order to be considered for purposes of performing the ADP test(s), Employee Elective Deferrals must be made before the last day of the twelve-month period immediately following the Plan Year to which such contributions relate.
(e)
(f) The Employer shall maintain annual records sufficient to demonstrate satisfaction of the ADP test.

(g) The determination and treatment of the amounts considered in determining the ADP with respect to each Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

Section 4.3                Distribution of Excess Contributions.
-----------                -------------------------------------

(a) Discriminatory Employee Elective Deferrals (Excess Contributions) are, with respect to any Plan Year, the excess of:

         (1) The aggregate amount of Employer contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

         (2) The maximum amount of such contributions permitted pursuant to the ADP test described under Section 4.2(a) (determined by reducing contributions made on behalf of Highly Compensated Employees in order, beginning with the contributions made on behalf of the Employee with the highest ADP).

(b) Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Contributions were allocated for the preceding Plan Year. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such Employees, calculated as described above. Excess Contributions shall be allocated to Participants who are subject to the family member aggregation rules of section 414(q)(6) of the Code in proportion to the Employee Elective Deferrals (and amounts treated as Employee Elective Deferrals) of each family member whose Employee Elective Deferrals are included in the combined ADP. Excess Contributions (including any amounts recharacterized as After-Tax Employee Contributions as permitted under
         Section 4.6) shall be treated as Annual Additions under the Plan.

(c) (c) Excess Contributions shall be adjusted for any income or loss during the Plan Year. The income or loss allocable to Excess Contributions is the income or loss allocable to the Participant's Employee Deferral Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions for the year and the denominator of which is the Participant's Account balance attributable to Employee Elective Deferrals without regard to any income or loss occurring during such Plan Year.

(d) Excess Contributions shall be distributed from the Participant's Employee Deferral Account in proportion to the Participant's Employee Elective Deferrals for the Plan Year.

Section 4.4                Actual Contribution Percentage Test.
-----------                ------------------------------------

(a) For each Plan Year, the Actual Contribution Percentage (ACP) of Highly Compensated Employees must bear a relationship to the ACP for Non-Highly Compensated Employees which satisfies either of the following tests for nondiscrimination:

         (1) The ACP for Participants who are Highly Compensated Employees is not more than the ACP for Participants who are Non-Highly Compensated Employees multiplied by 1.25; or

         (2) The ACP for Participants who are Highly Compensated Employees is not more than the ACP for Participants who are Non-Highly Compensated Employees multiplied by two, and the ACP for participants who are Highly Compensated Employees does not exceed the ACP for Participants who are Non-Highly Compensated Employees by more than two percentage points.

(b) If any Highly Compensated Employees have both Employee Elective Deferrals and Matching Contributions and/or After-Tax Employee Contributions made on their behalf to plans maintained by the Employer, and the sum of the ADP and ACP of such Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ACP of each such Highly Compensated Employee will be reduced (beginning with that of the Highly Compensated Employee whose ACP is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amount is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if either the ADP or ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the Non-Highly Compensated Employees.

(c) For purposes of this Section, the Actual Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her Account under two or more plans described in section 401(a) of the Code, or arrangements described in section 401(k) of the Code that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the above, to the extent mandatorily disaggregated pursuant to Treasury Regulations promulgated under section 401(m) of the Code, applicable plans shall continue to be treated as separate.

(d) In the event that this Plan satisfies the requirements of sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. For plan years beginning after December 31, 1989, plans may be aggregated in order to satisfy section 401(m) of the Code only if they have the same plan year.

(e) For purposes of determining the Actual Contribution Percentage of a Participant who is a five-percent owner or one of the ten most highly paid Highly Compensated Employees, the Contribution Percentage Amounts and Compensation of such Participant shall include the Contribution Percentage Amounts and Compensation for the Plan Year of family members as defined in section 414(q)(6) of the Code. Family members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the Contribution Percentage both for Participants who are Non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.

(f) For purposes of determining the ACP test, Employee Contributions are considered to have been made in the Plan Year in which contributions were made to the Trust. Matching Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

(g) The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test.

(h) The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(i)      Definitions:

"Average Contribution Percentage" means, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of the Participant's Contribution Percentage Amounts to the Participant's Compensation for the Plan Year (whether or not the Employee was a Participant for the entire Plan
         Year). For this purpose, Compensation shall exclude the amount paid prior to the employee's initial plan entry date.

"Aggregate Limit" -- In general, for purposes of this Section, the Aggregate
         Limit is the greater of:

         (1)      The sum of:

                  (A) 1.25 times the greater of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage, and

                  (B) Two percentage points plus the lesser of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage. In no event, however, shall this amount exceed twice the lesser of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage; or

         (2)      The sum of:

                  (A) 1.25 times the lesser of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage, and

                  (B) Two percentage points plus the greater of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage. In no event, however, shall this amount exceed twice the greater of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage.

         "Relevant Actual Deferral Percentage" means the Actual Deferral Percentage of the group of Non-Highly Compensated Employees eligible under the arrangement subject to section 401(k) of the Code for the Plan Year, and the term "Relevant Actual Contribution Percentage" means the Actual Contribution Percentage of the group of Non-Highly Compensated Employees eligible under the Plan subject to section 401(m) of the Code for the Plan Year beginning with or within the Plan Year of the arrangement subject to section 401(k) of the Code.

         "Contribution Percentage" means the ratio (expressed as a percentage) of the Participant's Contribution Percentage Amounts to the Participant's Compensation for the Plan Year (whether or not the Employee was a Participant for the entire Plan Year).

         "Contribution Percentage Amounts" means the sum of the Employee Contributions and Matching Contributions made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall not include Matching Contributions which are forfeited either in order to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Employee Deferrals, Excess Contributions, or Excess Aggregate Contributions. The Employer also may elect to use Employee Elective Deferrals in the Contribution Percentage Amounts so long as the ADP test is met before the Employee Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Employee Elective Deferrals that are used to meet the ACP test.

         "Eligible Participant" means any Employee who is eligible to make an After-Tax Employee Contribution, or an Employee Elective Deferral (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution.

         "After-Tax Employee Contribution" means any contribution made to the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate Account to which earnings and losses are allocated.

         "Matching Contribution" means an Employer contribution made to this or any other Defined Contribution Plan on behalf of a Participant on account of an Employee Contribution made by such Participant, or on account of a Participant's Employee Elective Deferral, under a plan maintained by the Employer.


Section 4.5                Distribution of Excess Aggregate Contributions.
-----------                -----------------------------------------------

(a) "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of:

         (1) The Actual Contribution Percentage (ACP) amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

         (2) The maximum contribution percentage amounts permitted by the ACP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of such Employees' Actual Contribution Percentages beginning with the highest of such percentages).

(b) Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss thereto, shall be forfeited if forfeitable or, if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions of Participants who are subject to the family member aggregation rules of section 414(q)(6) of the Code shall be allocated among applicable family members in proportion to the After-Tax Employee and Employer Matching Contributions (or amounts treated as Matching Contributions) of each family member whose contributions are included in the combined ACP. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan.

(c) Excess Aggregate Contributions shall be adjusted for any income or loss during the Plan Year. The income or loss allocable to Excess Aggregate Contributions shall be the Matching Contribution Account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, Employee Deferral Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator is the Participant's Account balance(s) attributable to contribution percentage amounts without regard to any income or loss occurring during such Plan Year.

(d) Forfeitures of Excess Aggregate Contributions based on Employer contributions will be reallocated to the Accounts of Non-Highly Compensated Employees. Forfeitures of Excess Aggregate Contributions based on Employee Elective Deferrals will be applied to reduce Employer contributions.

(e) Excess Aggregate Contributions shall be forfeited, if forfeitable, or distributed on a pro rata basis from the Participant's After-Tax Employee Contribution Account and Matching Contribution Account (and, if applicable, the Participant's Employee Deferral Account).


Section 4.6                Recharacterization.
-----------                -------------------

Recharacterization is inapplicable to this Plan because there are no After-Tax Employee Contributions.

                 ARTICLE V - ALLOCATIONS, VALUATION AND VESTING
                 ----------------------------------------------




Section 5.1                Allocation of Contributions.
-----------                ----------------------------

As of the Valuation Date, Employee Elective Deferrals and Employer Matching Contributions will be allocated to Participants' Accounts in the amounts in which they were contributed to the Plan by the Employer with respect to each Participant pursuant to Article III.

As of the Valuation Date, Employer Regular Contributions made under Section 3.1, if any, and Forfeitures, if any, will be allocated to Participants' Accounts as follows:

         STEP ONE: To the extent Employer contributions and Forfeitures are sufficient, all eligible Participants will receive an allocation of three percent of Compensation for the Plan Year.

         STEP TWO: Any remaining Employer contributions and Forfeitures, will be allocated to each Participant's Account in the same proportion that each Participant's Compensation in excess of the Integration Level bears to all Participants' Compensation in excess of the Integration Level, but not in excess of three percent of Compensation in excess of the Integration Level.

         STEP THREE: Any remaining Employer contributions and Forfeitures will be allocated to each Participant's Account in the same proportion that the sum of each Participant's total Compensation and Compensation in excess of the Integration Level (if any) for the Plan Year bears to the aggregate sum of all Participants' total Compensation and Compensation, if any, for the Plan Year in excess of the Integration Level, but not in excess of 2.7 percent (or the percentage which when added to the percentage allocated under the Step One and Step Two equals the portion of the rate of tax under section 3121(a) of the Code in effect at the beginning of the Plan Year which is attributable to old-age insurance). An allocation shall be computed under this Step Three with respect to each Participant regardless of whether he or she received Compensation in excess of the Integration Level.

         STEP FOUR: Any remaining Employer contributions and Forfeitures will be allocated to each Participant's Account according to the ratio of each Participant's total Compensation for the Plan Year to all Participants' total Compensation for that Plan Year.

         Definitions
         -----------

         The Integration Level for the Plan is the Taxable Wage Base.

         The Taxable Wage Base is the maximum amount of earnings which may be considered wages for the year under section 3121(a)(1) of the Code in effect as of the beginning of the Plan Year.


Section 5.2                Participants Who Will Receive an Allocation.
-----------                --------------------------------------------

(a) An allocation of Employer Regular Contributions made under Section 3.1 shall only be made with respect to those Participants who are employed on the last day of the Plan Year.

(b) An allocation of Employer Matching Contributions made under Section 3.1 shall only be made with respect to those Participants who have performed at least one Hour of Service during the Plan Year.

(c) If, after the Employer's contribution has been made and allocated, it should appear that, through oversight or a mistake of fact or law, a Participant (or an Employee who should have been considered a Participant) who should have been entitled to share in such contribution, receives no allocation or received an allocation which was less than he should have received, the Employer may, at its election and in lieu of reallocating such contribution, make a special make-up contribution for the Account of such Participant in an amount sufficient to provide for him the same addition to his Account as he should have received. Similarly, if a participant received an allocation which was more than he should have received (or an Employee was inappropriately included in the Plan), the Employer, at its election, may reallocate such contribution, offset other Employer contributions against such allocation, or use such allocation to pay Plan expenses.


Section 5.3                Allocation of Forfeitures.
-----------                --------------------------

Forfeitures of Employer Matching Contributions, if any, will reduce Employer Matching Contributions for the current Plan Year.

Forfeitures of Employer Regular Contributions, if any, will be added to Employer Regular Contributions, if any, and the aggregate amount allocated to each Participant's Employer Regular Contributions Account based on the allocation formula described in Section 5.1.

Section 5.4                Allocation Limitations.
-----------                -----------------------

(a) If the Participant does not participate in, and has never participated in another qualified plan maintained by the Employer, or a welfare benefit fund, as defined in section 419(e) of the Code maintained by the Employer, or an individual medical account, as defined in section 415(l)(2) of the Code, maintained by the Employer, which provides an Annual Addition as defined in subsection (d)(1), the following provisions shall apply:

         (1) The amount of Annual Additions which may be credited to the Participant's Account for any Limitation Year shall not exceed the lesser of the Maximum Permissible Amount, as defined in subsection (d)(9), or any other limitation contained in this Plan. If contributions that would otherwise be contributed or allocated to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced (Employee Elective Deferrals first) so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

         (2) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Section 415 Compensation for the Limitation Year.

         (3) If there is an excess Annual Addition due to a reasonable error in estimating a Participant's Compensation or in determining permissible Employee Elective Deferrals, or any other facts and circumstances as determined by the Committee and which are found by the Commissioner of Internal Revenue to justify the availability of the procedures for correcting the excess as set forth in this subsection, the excess will be corrected as follows:

                  (A) Any After-Tax Employee Contributions, to the extent their return would reduce the excess, will be returned to the Participant;

                  (B) Any portion of the excess directly attributable to and arising from Employee Elective Deferrals, to the extent its return would reduce the excess, will be returned to the Participant;

                  (C) If after the application of paragraphs (A) and (B) an excess still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the excess in the Participant's Account will be used to reduce Employer contributions beginning with Employee Elective Deferrals, if any, for the next Limitation Year, and each succeeding Limitation Year if necessary;

                  (D) If after the application of paragraphs (A) and (B) an excess still exists, and the Participant is not covered by the Plan at the end of a Limitation Year, the excess will be held unallocated in a suspense account. The suspense account will be applied to reduce future contributions beginning with Employee Elective Deferrals, if any, for all remaining Participants for the next Limitation Year, and each succeeding Limitation Year if necessary;

                  (E) If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, it will not receive any allocation of the investment gains and losses of the Trust. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any Employer or any After-Tax Employee Contributions may be made to the Plan for that Limitation Year. The excess amount may not be distributed to Participants or former Participants.

(b) If, in addition to this Plan, a Participant is covered under another qualified Defined Contribution Plan maintained by the Employer, a welfare benefit fund (as defined in section 419(e) of the Code) maintained by the Employer, or an individual medical account (as defined in section 415(l)(2) of the Code) maintained by the Employer, which provides an Annual Addition as defined in subsection (d)(1), during any Limitation Year, the following provisions shall apply:

         (1) The Annual Additions which may be credited to a Participant's Account under this Plan for any such Limitation Year may not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to such Participant's account under such other plans and/or welfare benefit funds for the same Limitation Year. If the Annual Additions with respect to the Participant under other Defined Contribution Plans and welfare benefit funds maintained by the Employer are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated to the Participant's Account under this Plan would cause such Participant's Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other Defined Contribution Plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's Account under this Plan for the Limitation Year.

         (2) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Section 415 Compensation for the Limitation Year.

         (3) If, as a result of a reasonable error in estimating compensation, Employee contributions or other facts and circumstances as determined by the Committee, a Participant's Annual Additions under this Plan and such other plans would include an amount in excess of the Maximum Permissible Amount for a Limitation Year, the excess will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.

         (4) If an amount in excess of the Maximum Permissible Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the excess attributed to this Plan will be the product of

                  (A)      the total excess allocated as of such date and

                  (B) the ratio of (i) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (ii) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all other qualified Defined Contribution Plans maintained by the Employer.

         (5) Any excess Annual Addition attributed to this Plan will be disposed of in the manner described in subsection (a)(3).

(c) If the Employer maintains, or at any time maintained, a qualified Defined Benefit Plan covering any Participant in this Plan, the sum of a Participant's Defined Benefit Fraction and Defined Contribution Fraction shall not exceed 1.0 in any Limitation Year. If the sum of the fractions exceeds 1.0, the annual benefit provided under the Defined Benefit Plan will be reduced until the sum of the fractions equals 1.0.

(d)      Definitions:

         (1) ANNUAL ADDITIONS: The sum of the following amounts which are credited to a Participant's Account for the Limitation Year:

                  (A)      Employer contributions,

                  (B)      After-Tax Employee Contributions (if any), and

                  (C) Amounts allocated, after March 31, 1984, to an individual medical account, as defined in section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer, as well as amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, attributable to post-retirement medical benefits and allocated to the separate account of a Key Employee, as defined in section 419(d)(3) of the Code, under a welfare benefit fund, as defined in section 419(e) of the Code, maintained by the Employer.

         For this purpose, any excess applied under Sections (a)(3) or
                  (b)(5) in the Limitation Year to reduce Employer contributions will be considered Annual Additions for such Limitation Year.

         (2) SECTION 415 COMPENSATION: Wages as defined in section 3401(a) of the Code with all other compensatory payments to an Employee by the Employer with respect to which the Employer must furnish to the Employee a written statement pursuant to section 6041(d) and 6051(a)(3) of the Code, but determined without regard to any rules (such as the exception for agricultural labor in section 3401(a)(2) of the Code) which limit the remuneration included in wages based on the nature or location of the employment or services performed.

         For Limitation Years beginning after December 31, 1991, for purposes of applying the limitations of this Article, Section 415 Compensation for a Limitation Year is the compensation actually paid or made available during such Limitation Year.
                  Section 415 Compensation does not include accrued compensation unless it is uniform and consistent and paid within two weeks.

         Notwithstanding the preceding sentence, Section 415 Compensation for a Participant in a Defined Contribution Plan who is permanently and totally disabled (as defined in section 22(e)(3) of the Code) is the compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of compensation at which he was paid immediately before becoming permanently and totally disabled; such imputed compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee (as defined in section 414(q) of the Code) and contributions made on behalf of such Participant are nonforfeitable when made.

         (3) DEFINED BENEFIT FRACTION: A fraction, the numerator of which is the sum of the Participant's Projected Annual Benefit under all Defined Benefit Plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under sections 415(b) and (d) of the Code or 140 percent of the highest average Section 415 Compensation, including any adjustments under section 415(b) of the Code.

         Notwithstanding the above, if the Participant was a Participant, as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more Defined Benefit Plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan(s) after May 5, 1986. The preceding sentence applies only if the Defined Benefit Plans individually and in the aggregate satisfied the requirements of section 415 of the Code for all Limitation Years beginning before January 1, 1987.

         (4) DEFINED CONTRIBUTION DOLLAR LIMITATION: $30,000 or, if greater, one-fourth of the defined benefit dollar limitation set forth in section 415(b)(1) of the Code, as indexed, as in effect for the applicable Limitation Year.

         (5) DEFINED CONTRIBUTION FRACTION: A fraction, the numerator of which is the sum of the Annual Additions to the Participant's Account under this and all other Defined Contribution Plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the annual additions attributable to the Participant's nondeductible Employee contributions to all Defined Benefit Plans, whether or not terminated, maintained by the Employer, and the annual additions attributable to all welfare benefit funds, as defined in section 419(e) of the Code, and individual medical accounts, as defined in section 415(1)(2) of the Code, maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years which also constituted Years of Service with the Employer (regardless of whether a Defined Contribution Plan was maintained by the Employer). The maximum aggregate amount for any Limitation Year is the lesser of (A) 125 percent of the dollar limitation determined under sections 415(b) and (d) of the Code in effect under section 415(c)(1)(A) of the Code or (B) 35 percent of the Participant's Section 415 Compensation for such year.

         If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986 in one or more Defined Contribution Plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0, multiplied by (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Code section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

         The Annual Addition for any Limitation Year beginning before
                  January 1, 1987, shall not be recomputed to treat all Employee contributions as Annual Additions.

         In determining the Defined Contribution Fraction under section
                  415(e)(3)(B) of the Code and pursuant to this Section of the Plan, "100 percent" shall be substituted for "125 percent" unless the minimum allocation percentage under section 416(c)(2)(A) of the Code and Section 11.3(a) of the Plan is increased from "three percent" to "four percent" and the Plan would not be a Top-Heavy Plan if the phrase "90 percent" were substituted for each reference to the phrase "60 percent" in
                  Section 11.2(b) of the Plan.

         (6) EMPLOYER: For purposes of this Article, any entity that adopts this Plan, and all members of a controlled group of corporations (as defined in section 414(b) of the Code as modified by section 415(h) of the Code), all commonly controlled trades or businesses (as defined in section 414(c) of the Code as modified by section 415(h) of the Code) or affiliated service groups (as defined in section 414(m) of the Code) of which the adopting Employer is part, and any other entity required to be aggregated with the Employer pursuant to Regulations under section 414(o) of the Code.

         (7) HIGHEST AVERAGE COMPENSATION: The average Section 415 Compensation for the three consecutive Years of Service with the Employer which produces the highest average.

         (8) LIMITATION YEAR: The Limitation Year is the Plan Year. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive-month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

         (9) MAXIMUM PERMISSIBLE AMOUNT: The maximum Annual Addition that may be contributed or allocated to a Participant's Account under the Plan for any Limitation Year shall not exceed the lesser of:

                  (A)      the Defined Contribution Dollar Limitation, or

                  (B) 25 percent of the Participant's Section 415 Compensation for the Limitation Year.

                  The Section 415 Compensation limitation referred to in
                           (B) shall not apply to any contribution for medical benefits (within the meaning of section 401(h) or section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition under sections 415(1)(1) or 419A(d)(2) of the Code.

                  If a short Limitation Year is created because an
                           amendment changes the Limitation Year to a different 12-consecutive-month period, the Maximum Permissible Amount shall not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

                  Number of months in the short Limitation Year
                  ---------------------------------------------
                           12

         (10) PROJECTED ANNUAL BENEFIT: The annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the Plan assuming:

                  (A) The Participant will continue employment until Normal Retirement Age under the Plan (or current age, if later), and

                  (B) The Participant's Section 415 Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.


Section 5.5                Valuation.
-----------                ----------

The assets of the Trust will be valued on each Valuation Date at fair market value. On such date, the earnings and losses of the Trust will be allocated to each Participant's Account according to the ratio of such Account balance to all Account balances, or by utilizing any other formula as is appropriate under the circumstances.


Section 5.6                Vesting And Accrual.
-----------                --------------------


(a)      Employee Elective Deferrals are always 100 percent Vested.

(b) The nonforfeitable percentage of a Participant's Account attributable to Employer Regular Contributions is determined as follows:

                                             The nonforfeitable
Years of Service:                              percentage is:
-----------------                              --------------

Less than 1                                           0
Less than 2                                           0
Less than 3                                           0
Less than 4                                           0
Less than 5                                           0
5 or more                                                  100

(c) The nonforfeitable percentage of a Participant's Account attributable to Employer Matching Contributions is determined as follows:

                                                          The nonforfeitable
         Years of Service                                   percentage is:
         ----------------                                   --------------

         Less than 1                                              0
         Less than 2                                              0
         Less than 3                                              0
         Less than 4                                             20
         Less than 5                                             40
         Less than 6                                             60
         Less than 7                                             80
         7 or more                                              100

(d) Notwithstanding the vesting schedule(s) specified above, an Employee's right to his Accounts will be nonforfeitable upon attainment of Normal Retirement Age, death or Disability.

(e) For purposes of determining Year of Service and One-Year Breaks in Service in computing an Employee's nonforfeitable right to his Account balance derived from Employer contributions, the 12-consecutive-month period will commence on the date the Employee first performs an Hour or Service and each subsequent 12-consecutive-month period will commence on the anniversary of such date.

(f) All of an Employee's Years of Service with the Employer or any Affiliate will be credited for vesting purposes.

(g)      Years of Service before a One-Year Break in Service:

         (1) In the case of a Participant who has incurred a One-Year Break in Service, Years of Service before such break will not be taken into account until the Participant has completed a Year of Service after such One-Year Break in Service.

         (2) In the case of a Participant who has 5 or more consecutive One-Year Breaks in Service, all service after such One-Year Breaks in Service will be disregarded for the purposes of vesting the Employer-derived Account balance that accrued before such One-Year Breaks in Service. Such Participant's pre-break service will count in vesting the post-break Employer-derived Account balance only if either:

                  (A) such Participant has any nonforfeitable interest in the Account balance attributable to Employer contributions at the time of separation from service, or

                  (B) upon returning to service the number of consecutive One-Year Breaks in Service is less than the number of Years of Service.

         Separate Accounts will be maintained for the Participant's pre-break and post-break Employer-derived Account balance. Both Accounts will share in the earnings and losses of the Trust Fund.

         If a Participant ceases to be employed but is then reemployed by the Employer before a One-Year Break in Service occurs, he shall continue to participate in the Plan in the same manner as if such termination had not occurred.

(h) If a Participant ceases to be employed but is then reemployed by the Employer after he has incurred a One-Year Break in Service, and such individual had received a distribution of his entire Vested interest (including where the Participant had no Vested amount in his Account) prior to reemployment, his forfeited Account shall be restored only if he repays the full amount distributed to him before the earlier of five
         (5) years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of five consecutive One-Year Breaks in Service commencing after the distribution. If a distribution occurs for any reason other than a separation from service, the time for repayment may not end earlier than five years after the date of the distribution. In the event the former Participant repays the full amount distributed to him, the undistributed portion of the Participant's Account must be restored in full, unadjusted by gains or losses occurring after the Valuation Date preceding the distribution.

(i) If the Plan's vesting schedule is changed or amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage, each Participant with at least three Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change. For Participants who do not have at least one Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "five Years of Service" for "three Years of Service" where such language appears.

The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

         (1)      60 days after the amendment is adopted;

         (2)      60 days after the amendment becomes effective; or

         (3) 60 days after the Participant is issued written notice of the amendment by the Employer or Plan Administrator.

Furthermore, if the vesting schedule of a Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's right to his Employer-derived accrued benefit will not be less than the percentage computed under the Plan without regard to such amendment.

(j) If a distribution is made at a time when a Participant has a nonforfeitable right to less than 100 percent of the Account balance derived from Employer contributions and the Participant may increase his nonforfeitable percentage in the Account:

         (1) A separate Account will be established for the Participant's interest in the Plan as of the time of the distribution, and

         (2) At any relevant time the Participant's nonforfeitable portion of the separate Account will be equal to an amount ("X") determined by the formula:

         X = P(AB + (R x D)) - (R x D)

         For purposes of applying the above formula: P is the nonforfeitable percentage at the relevant time, AB is the Account balance at the relevant time, D is the amount of the distribution, and R is the ratio of the Account balance at the relevant time to the Account balance after distribution. "Relevant time" means the time at which, under the plan, the Vested percentage in the Account can not increase.

                           ARTICLE VI - DISTRIBUTIONS
                           --------------------------




Section 6.1                Distributions of Small Account Balances.
-----------                ----------------------------------------

If a Participant terminates service, and the value of the Participant's Vested Account balance derived from Employer and Employee contributions is not greater than $5,000, the Participant will receive a distribution of the value of the entire Vested portion of such Account balance. If the value of a Participant's Vested Account balance is zero, the Participant shall be deemed to have received a distribution of such Vested Account balance.


Section 6.2                Distributions While In-service.
-----------                -------------------------------

Subject to the provisions of Section 6.13, in-service distributions shall be made, at the election of a Participant, in the following circumstance(s):

(a) In-service distributions shall be permitted upon a showing of hardship to the Committee which is permitted under Code section 401(k) and related regulations. A hardship withdrawal shall be authorized only upon a showing of an immediate and heavy financial need. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

         (1) The following are the only financial needs considered, for purposes of the Plan, to be immediate and heavy:

                  (A) Expenses incurred or necessary for medical care described in Code section 213(d) for the Participant, Spouse, or any of his dependents (as defined in Code section 152);

                  (B) Costs (excluding mortgage payments) directly related to the purchase of a principal residence for the Participant;

                  (C) Payment of tuition, related educational fees, and room and board expenses, for the next 12 months of post-secondary education for the Participant, his Spouse, children, or dependents (as defined in section 152 of the Code); or

                  (D) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

         (2) A distribution will be considered necessary to satisfy an immediate and heavy financial need of the Employee only if:

                  (A) The Employee has obtained all distributions, other than hardship distributions, and all nontaxable loans under all Plans maintained by the Employer;

                  (B) All Plans maintained by the Employer provide that the Employee's Elective Deferrals (and Employee Contributions) will be suspended for twelve months after the receipt of the hardship distribution;

                  (C) The distribution is not in excess of the amount of an immediate and heavy financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution); and

                  (D) All Plans maintained by the Employer provide that the Employee may not make Employee Elective Deferrals for the Employee's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under section 402(g) of the Code for such taxable year less the amount of such Employee's Elective Deferrals for the taxable year of the hardship distribution.

         (3) Hardship withdrawals are available from the following accounts and will be withdrawn from the Participant's accounts in the following hierarchy.

                  (A)      Employee Deferral Account (and earnings prior to
                           1/1/89).

                  (B)      Vested Employer Matching Contribution Account.

                  (C)      Rollover Account.

         (4) Withdrawals will be taken from the investment funds on a pro rata basis.


Section 6.3                Distributions Upon Separation From Service.
-----------                -------------------------------------------

Subject to the provisions of Sections 6.8, 6.9 and 6.11, following the request of the Participant and after approval of the Plan Administrator, the Trustee shall distribute the value of the Participant's Vested Account balance in one lump sum, in an annuity, or in installment payments (as set forth below in Section 6.18) as elected by the Participant. Such distribution shall begin as soon as administratively feasible, following the Participant's separation from service.

Section 6.4                Distributions Upon Retirement.
-----------                ------------------------------

In the event that an applicable retirement date has been reached, and subject to the terms of Sections 6.8, 6.9 and 6.11, all Vested amounts credited to the Participant's Account balance shall become distributable. The distribution will be made in one lump sum, in an annuity or in installment payments (as set forth below in Section 6.18) as elected by the Participant. The distribution will be made, as soon as administratively feasible, following the applicable retirement date which will include the attainment of Early Retirement Age, Normal Retirement Age or the Late Retirement Date and after the Plan Administrator has approved the request of the Participant.


Section 6.5                Distributions Upon Death.
-----------                -------------------------

(a) Subject to the provisions of Sections 6.8, 6.9 and 6.11, upon the death of a Participant, the Committee shall instruct the Trustee, in accordance with this Article, to distribute the Account of a deceased Participant to that Participant's Beneficiary. The Participant shall not name as his Beneficiary someone other than his Spouse unless and until the Participant and Spouse designate, in writing on a valid waiver form provided by the Committee for such purpose, an alternate Beneficiary, which designation shall be witnessed by a notary public. In addition, the Participant may designate a Beneficiary other than his Spouse if: (1) the Participant is legally separated or has been abandoned and the Participant has a court order to such effect (and there is no "qualified domestic relations order" as defined in section 414(p) of the Code), or (2) the Participant has no Spouse, or (3) the Spouse cannot be located. Where the Participant makes no designation, the Beneficiary shall be the Spouse, and if there is no Spouse, the Beneficiary shall be the Participant's estate. The Committee may require such proof of death and such evidence of the right of other persons to be Beneficiaries as it shall deem proper under the circumstances. The Committee's determination of death and of the right of any Beneficiary to receive payments shall be conclusive.

(b) The designation of a Beneficiary shall be made on a form approved by the Committee. A Participant may revoke or change his designation with the Committee by filing a new designation form with the Committee. In the event that no valid designation exists at the time of the Participant's death, and the Participant has no Spouse, the death benefit shall be payable to the Participant's estate.

(c) If the Participant dies after distribution of his or her interest has begun, where the Participant has reached age 70 1/2, the Trustee shall distribute the remaining portion of such interest under the method of distribution being used prior to the Participant's death.

         If the Participant dies before distribution of his interest had begun or before age 70 1/2, his account shall be distributed as a lump sum within five years of the December 31st following the death of the Participant for all non-Spouse Beneficiaries. Notwithstanding the above, if the Spouse is the Beneficiary, the distribution may be delayed at the election of the Beneficiary until the date on which the Participant would have attained age 70 1/2.


Section 6.6                Distributions Upon Disability.
-----------                ------------------------------

In the event of a Participant's total and permanent Disability, the Trustee, as directed by the Plan Administrator, shall distribute, subject to the provisions of Sections 6.8, 6.9 and 6.11, the value of the Participant's Vested Account balance. The distribution will be made, after the request of the Participant and the approval of the Plan Administrator, in one lump sum, in an annuity or in installment payments (as set forth below in Section 6.18) as elected by the Participant. The distribution will be made as soon as administratively feasible following the determination of Disability.


Section 6.7                Special Beneficiary Provisions.
-----------                -------------------------------

(A) LOST BENEFICIARY. If, after five years have expired following reasonable efforts of the Committee to locate a Participant or his Beneficiary, including sending a registered letter, return receipt requested to the last known address, the Committee is unable to locate the Participant or Beneficiary, then the amounts distributable to such Participant or Beneficiary shall, pursuant to applicable state and Federal laws, be treated as a Forfeiture under the Plan. Where a Participant or Beneficiary is located subsequent to a Forfeiture, such benefits shall be reinstated by the Committee, and shall not count as an Annual Addition under section 415 of the Code.

(B) MINOR BENEFICIARY. The Committee may instruct the Trustee to distribute a sum payable to a minor instead to his or her legal guardian, or if there is no guardian, to a parent or other responsible adult who maintains the residence of the minor. In the alternative such distribution could be made to the appropriate custodian under the Uniform Gifts to Minors Act or Gift to Minors Act if applicable under the state laws of the state in which the minor resides. Any payment in this format shall discharge all fiduciaries involved in the distribution including the Trustee, Employer, and Plan from liability in regard to the transaction.

(C) ALTERNATE PAYEE. A Participant's rights and benefits shall be subject to the rights afforded to an alternate payee under a qualified domestic relations order. In connection with a proper qualified domestic relations order under section 414(p) of the Code, a distribution shall be permitted if such distribution is authorized by the qualified domestic relations order even if the Participant has not achieved a distributable event under the Plan.

Section 6.8               Consent of the Participant Required for Distributions
-----------               -----------------------------------------------------
                          if Account Balances Greater Than $5,000.
                          ----------------------------------------


(A) THE FOLLOWING SUBSECTION APPLIES TO A PARTICIPANT WHO ELECTS ANNUITY AS A FORM OF DISTRIBUTION. If the value of a Participant's Vested Account balance derived from Employer and Employee contributions exceeds (or at the time of any prior distribution exceeded) $5,000, and the Account balance is immediately distributable, the Participant (or where either the Participant or the Spouse has died, the survivor) must consent to any distribution of such Account balance. An Account balance is immediately distributable if any part of the Account balance could be distributed to the Participant (or Surviving Spouse) before the Participant attains or would have attained if not deceased the later of Normal Retirement Age or age 62. The consent of the Participant and the Participant's Spouse shall be obtained in writing within the 90-day period ending on the annuity starting date. The annuity starting date is the first day of the first period for which an amount is paid as an annuity or any other form. The Plan Administrator shall notify the Participant and the Participant's Spouse of the right to defer any distribution until the Participant's Account balance is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of section 417(a)(3) of the Code, and shall be provided no less than 30 days and no more than 90 days prior to the annuity starting date.

Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a Qualified Joint and Survivor Annuity while the Account balance is immediately distributable. (Furthermore, if payment in the form of a Qualified Joint and Survivor Annuity is not required with respect to the Participant by the Plan, only the Participant need consent to the distribution of an Account balance that is immediately distributable.) Neither the consent of the Participant nor the Participant's Spouse shall be required to the extent that a distribution is required to satisfy section 401(a)(9) or section 415 of the Code. In addition, upon termination of this Plan, if the Plan does not offer an annuity option (purchased from a commercial provider) and if the Employer or any entity within the same controlled group as the Employer does not maintain another Defined Contribution Plan (other than an employee stock ownership plan as defined in section 4975(e)(7) of the Code), the Participant's Account balance may, without the Participant's consent, be distributed to the Participant. However, if any entity within the same controlled group as the Employer maintains another Defined Contribution Plan (other than an employee stock ownership plan as defined as in section 4975(e)(7) of the Code) then the Participant's Account balance will be transferred, without the Participant's consent, to the plan if the Participant does not consent to an immediate distribution.

(b) THE FOLLOWING SUBSECTION APPLIES TO PARTICIPANTS NOT DESCRIBED IN SUBSECTION (A) ABOVE. If the value of a Participant's Vested Account balance derived from Employer and Employee contributions exceeds (or at the time of any prior distribution exceeded) $5,000, and the Account balance is immediately distributable, the Participant (or where either the Participant or the Spouse has died, the survivor) must consent to any distribution of such Account balance. An Account balance is immediately distributable if any part of the Account balance could be distributed to the Participant (or Surviving Spouse) before the Participant attains or would have attained if not deceased the later of Normal Retirement Age or age 62.

The consent of the Participant shall not be required to the extent that a distribution is required to satisfy section 401(a)(9) or section 415 of the Code. In addition, upon termination of this Plan, if the plan does not offer an annuity option (purchased from a commercial provider) and if the Employer or any entity within the same controlled group as the Employer does not maintain another Defined Contribution Plan (other than an employee stock ownership plan as defined in section 4975(e)(7) or 409 of the Code or a simplified employee pension plan as defined in section 408(k) of the Code), the Participant's Account balance may, without the Participant's consent, be distributed to the Participant. However, if any entity within the same controlled group as the Employer maintains another Defined Contribution Plan (other than an employee stock ownership plan as defined in section 4975(e)(7) or 409 of the Code or a simplified employee pension plan as defined in section 408(k) of the Code) then the Participant's Account balance will be transferred, without the Participant's consent, to the plan if the Participant does not consent to an immediate distribution.

(C) THIRTY-DAY WAIVER. If a distribution is one to which sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

         (1) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

         (2) the Participant, after receiving the notice, affirmatively elects a distribution either in writing or by other permitted electronic medium.

Section 6.9                Commencement of Benefits.
-----------                -------------------------

Unless the Participant elects otherwise, distribution of benefits will begin no later than the 60th day after the latest of the close of the Plan Year in which:

(a)      the Participant attains age 65 (or Normal Retirement Age, if earlier);

(b) occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan; or

(c)      the Participant terminates service with the Employer.

Notwithstanding the foregoing, the failure of a Participant, Spouse or Beneficiary to consent to a distribution while a benefit is immediately distributable, within the meaning of Section 6.8 of the Plan, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section.


Section 6.10               Required Distributions.
------------               -----------------------

(a) The requirements of this Article shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this Article apply to calendar years beginning after December 31, 1984. All distributions shall be determined and made in accordance with the proposed Regulations promulgated under section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of section 1.401(a)(9)-2 of the proposed Regulations.

(b) The entire interest of a Participant must be distributed or must begin to be distributed no later than the Participant's Required Beginning Date (defined below) which is generally the April 1st following his attainment of age 70 1/2.

Distributions may not be made over a period which exceeds each of the following
         (or a combination thereof):

         (1)      the life of the Participant,

         (2)      the life of the Participant and a Designated Beneficiary,

         (3) a period certain not extending beyond the Life Expectancy of the Participant, or

         (4) a period certain not extending beyond the joint life and last survivor expectancy of the Participant and a Designated Beneficiary.

(c) If the Participant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the Required Beginning Date:

         (1) DISTRIBUTIONS DURING THE PARTICIPANT'S LIFE: If a Participant's benefit is to be distributed over (1) a period not extending beyond the Life Expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's Designated Beneficiary or (2) a period not extending beyond the Life Expectancy of the Designated Beneficiary, then the amount required to be distributed for each calendar year, beginning with distributions for the first Distribution Calendar Year, must at least equal the quotient obtained by dividing the Participant's benefit by the Applicable Life Expectancy.

         For calendar years beginning before January 1, 1989, if the Participant's Spouse is not the Designated Beneficiary, the method of distribution selected must assure that at least 50 percent of the present value of the amount available for distribution is paid within the Life Expectancy of the Participant.

         For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first Distribution Calendar Year shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (1) the Applicable Life Expectancy or (2) if the Participant's Spouse is not the Designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of section 1.401(a)(9)-2 of the proposed Regulations. Distributions after the death of the Participant shall be made using the Applicable Life Expectancy above as the relevant divisor without regard to proposed Regulations section 1.401(a)(9)-2.

         The minimum distribution required for the Participant's first
                  Distribution Calendar Year must be made on or before the Participant's Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Employee's Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.

         If the Participant's benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of section 401(a)(9) of the Code and the proposed Regulations thereunder.

         (2) DISTRIBUTIONS AFTER THE PARTICIPANT'S DEATH: If the Participant dies after distribution of his interest has begun and after attaining age 70 1/2, the remaining portion of such interest, if any, will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

         If the Participant dies before distribution of his interest began or prior to attaining age 70 1/2, distribution of the Participant's entire interest shall be completed by the later of December 31 of the calendar year containing the fifth anniversary of the Participant's death or, if any portion of the Participant's interest is payable to a Designated Beneficiary, distributions may be made over the life or over a period certain not greater than the Life Expectancy of the Designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died notwithstanding the above, however, but if the Designated Beneficiary is the Participant's Surviving Spouse, distributions are required to begin not earlier than the later of (a) December 31 of the calendar year in which the Participant died, or (b) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

         If the Participant has not made an election pursuant to this Section by the time of his or her death, the Participant's Designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this Section, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no Designated Beneficiary, or if the Designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

         For purposes of the above paragraphs, if the Surviving Spouse dies after the Participant, but before payments to such Spouse begin, the provisions above, except for the spousal exception rule, shall be applied as if the Surviving Spouse were the Participant.

         Any amount paid to a child of the Participant will be treated as if it has been paid to the Surviving Spouse if the amount becomes payable to the Surviving Spouse when the child reaches the age of majority.

         Distribution of a Participant's interest is considered to begin on the Participant's Required Beginning Date (or, if applicable, the date distribution is required to begin to the Surviving Spouse pursuant to the above). If distribution in the form of an annuity irrevocably commences to the Participant before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually commences.

         (3)      Definitions:
                  -----------

                  (A) APPLICABLE LIFE EXPECTANCY: The Life Expectancy (or joint life and last survivor expectancy) calculated using the attained age of the Participant (or Designated Beneficiary) as of the Participant's (or Designated Beneficiary's) birthday in the applicable calendar year reduced by one (1) for each calendar year which has elapsed since the date the Life Expectancy was first calculated. If Life Expectancy is being recalculated, the Applicable Life Expectancy shall be the Life Expectancy as so recalculated. The applicable calendar year shall be the first Distribution Calendar Year and if Life Expectancy is being recalculated, such succeeding calendar year.

                  (B) DESIGNATED BENEFICIARY: An individual affirmatively elected by the Participant or the Participant's Surviving Spouse. If no Beneficiary is elected, the Designated Beneficiary shall be the Spouse of the Beneficiary under the Plan in accordance with section 401(a)(9) of the Code and the proposed Regulations thereunder.

                  (C) DISTRIBUTION CALENDAR YEAR: A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to the above.

                  (D) LIFE EXPECTANCY: Life Expectancy and joint life and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of section 1.72-9 of the Regulations.

                  Unless the Participant or the Surviving Spouse elects
                           otherwise by the time distributions are required to begin, life expectancies shall be recalculated annually. An election shall be irrevocable as to the Participant or Surviving Spouse and shall apply to all subsequent years. The Life Expectancy of a non-Spouse Beneficiary may not be recalculated.

                  (E)      Participant's Benefits:
                           ----------------------

                           (i) The Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions allocated to the Account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date.

                           (ii) For purposes of paragraph (a) above, if any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

                  (F)      Required Beginning Date:
                           -----------------------

                           (i) General Rule. The Required Beginning Date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70 1/2 subject to the transitional rules below.

                           (ii) Transitional rules. The Required Beginning Date of a Participant who attains age 70 1/2 before January 1, 1988, shall be determined in accordance with (a) or (b) below:

                                    (a)     Non-5-percent owners. The Required
                                            Beginning Date of a Participant who
                                            is not a 5-percent owner is the
                                            first day of April of the calendar
                                            year following the calendar year in
                                            which the later of retirement or
                                            attainment of age 70 1/2 occurs.

                                    (b)     5-percent owners. The Required
                                            Beginning Date of a Participant who
                                            is a 5-percent owner during any year
                                            beginning after December 31, 1979,
                                            is the first day of April following
                                            the later of:

                                            (I)      the calendar year in which
                                                     the Participant attains age
                                                     70 1/2, or

                                            (II)     the earlier of the calendar
                                                     year with or within which
                                                     ends the Plan Year in which
                                                     the Participant becomes a
                                                     5-percent owner, or the
                                                     calendar year in which the
                                                     Participant retires.

                                            (III)    The Required Beginning Date
                                                     of a Participant who is not
                                                     a 5-percent owner who
                                                     attains age 70 1/2 during
                                                     1988 and who has not
                                                     retired as of January 1,
                                                     1989, is April 1, 1990.

                           (iii) 5-percent owner. A Participant is treated as a 5-percent owner for purposes of this
                                    Section if such Participant is a 5-percent owner as defined in section 416(i) of the Code (determined in accordance with section 416 of the Code but without regard to whether the Plan is Top-Heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66 1/2 or any subsequent Plan Year.

                           (iv) Once distributions have begun to a 5-percent owner under this Section, they must continue to be distributed even if the Participant ceases to be a 5-percent owner in a subsequent year.

(d)      Transitional Rules for TEFRA Elections:
         --------------------------------------

Notwithstanding the other requirements of this Section and subject to the joint and survivor annuity requirements, distribution on behalf of any Employee, including a 5-percent owner, may be made if all of the following requirements are satisfied (regardless of when such distribution commences):

         (1) The distribution by the Trust is one which would not have disqualified the Trust under section 401(a)(9) of the Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

         (2) The distribution is in accordance with a method of distribution designated by the Employee whose interest in the Trust is being distributed or, if the Employee is deceased, by a Beneficiary of such Employee.

         (3) Such designation was in writing, was signed by the Employee or the Beneficiary, and was made before January 1, 1984.

         (4) The Employee had accrued a benefit under the Plan as of December 31, 1983.

         (5) The method of distribution designated by the Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee's death, the Beneficiaries of the Employee listed in order of priority.

         A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

         For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee or the Beneficiary to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfied the requirements of (1) and (5) above.

         If a designation is revoked, any subsequent distribution must satisfy the requirements of section 401(a)(9) of the Code and the proposed Regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy section 401(a)(9) of the Code and the proposed Regulations thereunder, but for the section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distributions incidental benefit requirements in section 1.401(a)(9)-2 of the proposed Regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from the Plan to another plan, the rules in Q&A J-2 and Q&A J-3 of the proposed Regulations shall apply.

Section 6.11               Joint and Survivor Annuity Requirements.
------------               ----------------------------------------

The provisions of subsections (b) through (e) of this Section 6.11 shall apply to a Participant who elects annuity as a form of distribution and is credited with at least one Hour of Service with the Employer on or after August 23, 1984.

(a)      RESERVED:

(B) QUALIFIED JOINT AND SURVIVOR ANNUITY (QJSA): Unless an optional form of benefit is selected pursuant to a Qualified Election within the 90-day period ending on the Annuity Starting Date, a married Participant's Vested Account Balance will be paid in the form of a QJSA and an unmarried Participant's Vested Account Balance will be paid in the form of a life annuity. The Participant may elect to have such annuity distributed upon attainment of the Earliest Retirement Age under the Plan.

(C) QUALIFIED PRERETIREMENT SURVIVOR ANNUITY (QPSA): Unless an optional form of benefit has been selected pursuant to a Qualified Election within the Election Period, if a Participant dies before the Annuity Starting Date then the Participant's Vested Account balance shall be applied toward the purchase of an annuity for the life of the Surviving Spouse. The Surviving Spouse may elect to have such annuity distributed within a reasonable period after the Participant's death.

(d)      Definitions:

         (1) ELECTION PERIOD: The period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which he attains age 35, the Election Period shall begin on the date of separation with respect to the Account balance as of such date.

         (2) PRE-AGE 35 WAIVER: A Participant who will not have reached age 35 as of the end of any current Plan Year may make a special Qualified Election to waive the Qualified Preretirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election shall not be valid unless the Participant receives a written explanation of the Qualified Preretirement Survivor Annuity in such terms as are comparable to the explanation required under subsection
                  (e). Qualified Preretirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this Section.

         (3) EARLIEST RETIREMENT AGE: The earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

         (4) QUALIFIED ELECTION: An effective waiver of a QJSA or a QPSA. Any waiver of a QJSA or a QPSA shall not be effective unless:
                  (a) the Participant's Spouse consents in writing to the election; (b) the election designates a specific Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent); (c) the Spouse's consent acknowledges the effect of the election; and
                  (d) the Spouse's consent is witnessed by a Plan representative or notary public. Additionally, a Participant's waiver of the QJSA shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a Plan representative that there is no Spouse or that the Spouse cannot be located, a waiver will be deemed a Qualified Election.

         Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary and/or to a specific form of benefit, where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in subsection (e) below.

         (5) QJSA: An immediate annuity for the life of the Participant with a survivor annuity for the life of the Spouse which is 50 percent of the amount of the annuity which is payable during the joint lives of the Participant and the Spouse and which is the amount of benefit which can be purchased with the Participant's Vested Account Balance.

         (6) QPSA. An immediate annuity for the life of the Spouse of a Participant who dies before the annuity starting date and which is the amount of benefit which can be purchased with the Participant's Vested Account Balance.

         (7) SPOUSE (SURVIVING SPOUSE): The Spouse or Surviving Spouse of the Participant, provided that a former Spouse will be treated as the Spouse or Surviving Spouse and a current Spouse will not be treated as the Spouse or Surviving Spouse to the extent provided under a qualified domestic relations order as described in section 414(p) of the Code.

         (8) ANNUITY STARTING DATE: The first day of the first period for which an amount is paid as an annuity or any other form.

         (9) VESTED ACCOUNT BALANCE: The aggregate value of the Participant's Vested Account Balances derived from Employer and Employee contributions (including rollovers), whether Vested before or upon death, including the proceeds of insurance contracts, if any, on the Participant's life. The provisions of this Article shall apply to a Participant who has a Vested Account balance attributable to Employer contributions, Employee contributions, or both at the time of death or distribution.

(e)      Notice Requirements.
---      --------------------

         (1) In the case of a QJSA, the Plan Administrator shall, within the period which ends no less than 30 days and begins no more than 90 days prior to the Annuity Starting Date, provide each Participant with a written explanation of: (1) the terms and conditions of a QJSA; (2) the Participant's right to make, and the effect of, an election to waive the QJSA form of benefit;
                  (3) the rights of a Participant's Spouse; and (4) the right to make, and the effect of, a revocation of a previous election to waive the QJSA.

         A Participant may waive the requirement that the written explanation, described above, be provided no less than 30 days prior to the Annuity Starting Date if the distribution commences more than 7 days after such written explanation is provided.

         (2) In the case of a QPSA, the Plan Administrator shall provide each Participant within the applicable period for such Participant with a written explanation of the QPSA in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements applicable to a QJSA.

         The applicable period for a Participant is whichever of the following periods ends last: (i) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; (ii) a reasonable period ending after the individual becomes a Participant; (iii) a reasonable period ending after the Plan no longer fully subsidizes the cost of a QPSA or QJSA and no longer prohibits the waiver of such requirements; or (iv) a reasonable period ending after this Article first applies to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in the case of a Participant who separates from service before attaining age 35.

         For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in (ii),
                  (iii) and (iv) consists of the two-year period beginning one year prior to the date the applicable event occurs and ending one year after that date. In the case of a Participant who separates from service before the Plan Year in which he attains age 35, notice shall be provided within the two-year period beginning one year prior to separation from service and ending one year after such separation. If the Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

         (3) Notwithstanding the other requirements of this Section, the respective notices prescribed by this Section need not be given to a Participant if (i) the Plan fully subsidizes the costs of a QJSA or QPSA, and (ii) the Plan does not allow the Participant to waive the QJSA or QPSA and does not allow a married Participant to designate a non-Spouse Beneficiary. For purposes of this Section, a Plan fully subsidizes the costs of a benefit if no increase in cost, or decrease in benefits to the Participant may result from the Participant's failure to elect another benefit.

(f)      Transitional Rules.
         ------------------

         (1) Any living Participant not receiving benefits on August 23, 1984 who would otherwise not receive the benefits prescribed must be given the opportunity to elect to have the prior provisions of this Section apply if such Participant is credited with at least one Hour of Service under this Plan or a predecessor plan in a Plan Year beginning on or after January 1, 1976, and such Participant had at least 10 years of Vested service when he or she separated from service.

         (2) Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one Hour of Service under this Plan or a predecessor plan on or after September 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his or her benefits paid in accordance with this Section.

         (3) The respective opportunities to elect (as described in subsections (e)(1) and (e)(2) above) must be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to said Participants.

         (4) Any Participant who has elected pursuant to subsection (f)(2) of this Section and any Participant who does not elect under subsection (f)(1) or who meets the requirements of subsection
                  (f)(1) except that such Participant does not have at least 10 years of vesting service when he or she separates from service, shall have his or her benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity:

                  (A) AUTOMATIC JOINT AND SURVIVOR ANNUITY. If benefits in the form of a life annuity become payable to a married Participant who:

                           (i) begins to receive payments under the Plan on or after his Normal Retirement Age; or

                           (ii) dies on or after his Normal Retirement Age while still working for the Employer; or

                           (iii) begins to receive payments on or after his Qualified Early Retirement Age; or

                           (iv) separates from service on or after reaching his Normal Retirement Age (or the Qualified Early Retirement Age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits;

                           then such benefits will be received under this
                                    Plan in the form of a Qualified Joint and Survivor Annuity, unless the Participant has elected otherwise during the Election Period. The Election Period must begin at least 6 months before the Participant attains Qualified Early Retirement Age and end not more than 90 days before the commencement of benefits. Any election hereunder will be in writing and may be changed by the Participant at any time.

                  (B) ELECTION OF EARLY SURVIVOR ANNUITY. A Participant who is employed after attaining the Qualified Early Retirement Age will be given the opportunity to elect, during the Election Period, to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the Spouse under the Qualified Joint and Survivor Annuity if the Participant had retired on the day before his or her death. Any election under this provision will be in writing and may be changed by the Participant at any time. The Election Period begins on the later of (1) the 90th day before the Participant attains the Qualified Early Retirement Age, or (2) the date on which participation begins, and ends on the date the Participant terminated employment.

                  (C)      For purposes of this subsection:

                           (i) Qualified Early Retirement Age is the latest of:

                                    (a)     the earliest date, under the Plan,
                                            on which the Participant may elect
                                            to receive retirement benefits,

                                    (b)     the first day of the 120th month
                                            beginning before the Participant
                                            reaches the Normal Retirement Age,
                                            or

                                    (c)     the date the Participant begins
                                            participation.

                                    (d)     Qualified Joint and Survivor Annuity
                                            is an annuity for the life of the
                                            Participant with a survivor annuity
                                            for the life of the Spouse as
                                            described in subsection (c)(4) of
                                            this Section.


Section 6.12               Annuity Contract.
------------               -----------------

(A) NONTRANSFERABILITY OF ANNUITIES. Any annuity contract distributed from the Plan must be nontransferable.

(B) CONFLICTS WITH ANNUITY CONTRACTS. The terms of any annuity contract purchased and distributed by the Plan to a Participant or Spouse shall comply with the requirements of this Plan.

(c)      All annuity contracts shall be purchased from a life insurance company.

(d) Annuity contracts are limited to life only, life and 10 years certain, life with a cash refund, or a 50% qualified joint and survivor.


Section 6.13               Special Distribution Rules for 401(k) Contributions.
------------               ----------------------------------------------------

Employee Elective Deferrals and income allocable to them are not distributable to a Participant or his or her Beneficiary or Beneficiaries, in accordance with such Participant's or Beneficiary's or Beneficiaries' election, earlier than upon separation from service, death, or Disability other than upon the occurrence of one or more of the following events:

(a) Termination of the Plan without the establishment of another Defined Contribution Plan other than an employee stock ownership plan (as defined in section 4975(e) or 409 of the Code), or a simplified employee pension plan (as defined in section 408(k) of the Code).

(b)      (b)    The transfer by the Employer, if a corporation, to an unrelated corporation of substantially all of the assets (within the meaning of section 409(d)(2) of the Code) used in a trade or business of such corporation if the Employer continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets.
(b)
(c) The transfer by the Employer, if a corporation, to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of section 409(d)(3) of the Code) if the Employer continues to maintain this Plan, but only with respect to Employees who continue employment with such subsidiary.

(d)      A distribution made pursuant to an event described in subsection (a),
         (b), or (c) above shall be made in the form of a lump sum.

(e)      The attainment of age 59 1/2.

(f) Distribution of Employee Elective Deferrals (and earnings thereon accrued as of the end of the last Plan Year ending before July 1, 1989) may be made to a Participant in the event of hardship pursuant to a showing of immediate and heavy financial need, as described in Section
         6.2 of the Plan.


Section 6.14               Form of Distribution.
------------               ---------------------

Distributions shall be made in cash or in-kind as elected by the Participant. In-kind distributions shall be limited to Employer stock.


Section 6.15               Trustee-to-trustee Transfers.
------------               -----------------------------

Subject to Plan Administrator approval, at the direction of a Participant, the Trustee of this Plan will make a transfer of such Participant's applicable Account balance to the trustee of another plan designated by the Participant, and qualified under section 401(a) of the Code.

Section 6.16               Normal Form of Benefit
------------               ----------------------

The Participant will receive a distribution in the form of a lump sum unless the Participant elects otherwise as permitted under this Article.

Section 6.17               Rollovers to Other Plans or IRAS.
------------               ---------------------------------

Effective with respect to any distribution made on or after January 1, 1993 and notwithstanding any provision of the Plan to the contrary that would otherwise limit a Participant's election under this Section, a Participant may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid, in a direct rollover, to an eligible retirement plan specified by the Participant.

In the absence of an election to make a direct rollover, a distribution will be made directly to the Participant or Spouse.

Definitions:

(a) ELIGIBLE ROLLOVER DISTRIBUTION. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the Participant, except:

         (1) any distribution that is one of a series of substantially equal periodic payments (made not less frequently than annually) made over the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the Participant and the Participant's designated Beneficiary, or over a specified period of ten years or more;

         (2) any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and

         (3) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(b) ELIGIBLE RETIREMENT PLAN. An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the Surviving Spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

(c) DIRECT ROLLOVER. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the Participant.

Section 6.18               Installment Payments.
------------               ---------------------

The frequency of the installment payments shall be payable over a term not exceeding the life expectancy of the Participant, at the Participant's election as follows:

(a)      monthly,
(b)      quarterly,
(c)      semiannually,
(d)      annually.

                               ARTICLE VII - LOANS
                               -------------------




Section 7.1                Availability of Loans.
-----------                ----------------------

Loans shall be permitted under this Plan as established by the policy of the Plan Administrator. Any such loan shall be subject to such conditions and limitations as the Plan Administrator deems necessary for administrative convenience and to preserve the tax-qualified status of the Plan.


Section 7.2                Amount of Loans.
-----------                ----------------

No loan to any Participant or Beneficiary may be made to the extent that such loan, when added to the outstanding balance of all other loans to the Participant or Beneficiary, would exceed the lesser of (a) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one-year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or (b) one-half the present value of the nonforfeitable accrued benefit of the Participant. For the purpose of the above limitation, all loans from all plans of the Employer and other members of a group of employers described in sections 414(b), 414(c), 414(m), and 414(o) of the Code are aggregated. Furthermore, any loan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan. If such loan is used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant, the repayment period shall not extend beyond ten years from the date of the loan. An assignment or pledge of any portion of the Participant's interest in the Plan and a loan, pledge, or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this paragraph.


Section 7.3                Terms of Loans.
-----------                ---------------

(a) Loans shall be made available to all Participants and Beneficiaries on a reasonably equivalent basis.

(b) Loans shall not be made available to Highly Compensated Employees (as defined in section 414(q) of the Code) in an amount greater than the amount made available to other Employees.

(c) Loans must be adequately secured using not more than 50 percent of the Participant's Vested Account balance, and bear a reasonable interest rate.

(d) No Participant loan shall exceed the present value of the Participant's Vested accrued benefit. A Participant loan for less than $1,000 dollars is not permitted.

(e) In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs in the Plan.

(f) No loans will be made to any shareholder-employee. For purposes of this requirement, a shareholder-employee means an Employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of section 318(a)(1) of the
         Code) on any day during the taxable year of such corporation, more than 5 percent of the outstanding stock of the corporation.

(g) Loans granted or renewed on or after the last day of the first Plan Year beginning after December 31, 1988 shall be made pursuant to a written Participant loan program incorporated herein by reference which will include the following:

         (1)      the basis on which loans will be approved or denied;

         (2)      procedures for applying for the loans;

         (3) person or positions authorized to administer the Participant loan program;

         (4) limitations, if any, on the types and amounts of loans offered;

         (5) procedures under the program for determining the rates of interest;

         (6)      the types of collateral which may secure a Participant loan;
                  and

         (7) the events constituting default and the steps that will be taken to preserve Plan assets.

(h) Loans are available from the following accounts and will be withdrawn from the Participant's following accounts on a pro rata basis:

         (1)      Employee Deferral Account.

         (2)      Vested Employer Matching Contribution Account

         (3)      Rollover Account.

(i)      Loans will be taken from the investment funds on a pro rata basis.

                       ARTICLE VIII - PLAN ADMINISTRATION
                       ----------------------------------




Section 8.1                Duties of the Employer.
-----------                -----------------------

The Employer shall have overall responsibility for selecting and appointing the Trustee, and for the establishment, amendment, termination, administration, and operation of the Plan. The Employer shall discharge this responsibility by appointing a Committee, to which shall be delegated overall responsibility for administering and operating the Plan.

Upon written notice to the Trustee and the Committee, the Employer may appoint one or more investment managers as described in ERISA section 3(38), which shall have the power to manage, acquire, or dispose of all or part of the Trust assets in accordance with the provisions of the Plan and Trust agreement. The Committee and investment manager shall execute a written agreement specifying the Trust assets to be managed and the investment manager's duties and responsibilities with respect to such assets, and in such agreement the investment manager shall acknowledge that it is a fiduciary with respect to the Plan and Trust. The Committee may authorize the investment manager to give written instructions to the Trustee with respect to acquiring, managing, and disposing of assets managed by the investment manager, and the Trustee shall follow such instructions and shall be under no duty to make an independent determination regarding whether the instruction is proper. The fees and expenses of an investment manager shall be paid by the Trust except to the extent paid by the Employer.


Section 8.2                The Committee.
-----------                --------------

(a) The Committee shall be the "named fiduciary" (as defined in section 402(a)(2) of ERISA), the "Administrator" (as defined in section 3(16) of ERISA and section 414(g) of the Code), and an agent for service of process of the Plan.

(b) The Committee shall consist of officers or other Employees of the Employer, or any other person(s) who shall be appointed by the Employer. The members of the Committee shall serve at the direction of the Employer. In the absence of such appointment, the Employer shall serve as the Committee. Any member of the Committee may resign by delivering his written resignation to the Employer and to the Committee, which shall become effective upon the date specified therein. In the event of a vacancy on the Committee, the remaining members shall constitute the Committee with full power to act until the Employer appoints a new Committee member. The Employer may from time to time remove any Committee member with or without cause and appoint a successor thereto.

Section 8.3                Appointment of Advisor.
-----------                -----------------------

The Committee may employ any such person or entity as it deems necessary to assist in the Administration of the Plan and provide services including but not limited to tax advice, amendment, termination and operation of the Plan, and advice concerning reports filed with the Internal Revenue Service. Any such advisor shall not be the Administrator of the Plan (as defined in section 3(16) of ERISA and section 414(g) of the Code).

The Committee shall have the authority and discretion to engage an Administrative Delegate who shall perform, without discretionary authority or control, administrative functions within the framework of policies, interpretations, rules, practices and procedures made by the Committee or other Plan fiduciary. Any action made or taken by the Administrative Delegate may be appealed by an affected Participant to the Committee in accordance with the claims review procedures provided in Section 8.6. Any decisions which call for interpretations of Plan provisions not previously made by the Committee shall be made only by the Committee. The Administrative Delegate shall not be considered a fiduciary with respect to the services it provides.


Section 8.4                Powers and Duties of the Committee.
-----------                -----------------------------------

(a) The Committee, on behalf of the Participants and Beneficiaries of the Plan, shall enforce the Plan and Trust in accordance with the terms thereof, and shall have all powers necessary to carry out such provisions. The Committee shall interpret the Plan and Trust and shall determine all questions arising in the administration and application of the Plan and Trust. Any such interpretation or determination by the Committee shall be conclusive and binding on all persons.

The Committee shall establish rules and regulations necessary for the proper conduct and administration of the Plan, and from time to time may change or amend these rules and regulations. The Committee shall also have the power to authorize all disbursements from the Trust by the Trustee in accordance with the Plan's terms.

(b) At the direction of the Committee, distributions to minors or persons declared incompetent may be made by the Trustee directly to such persons or to the legal guardians or conservators of such persons. The Employer, the Committee, and the Trustee shall not be required to see to the proper application of such distributions made to any of such persons, but his or their receipt thereof shall be a full discharge of the Employer, the Committee, and the Trustee of any obligation under the Plan or the Trust.

Section 8.5                Organization and Operation.
-----------                ---------------------------

(a) The Committee shall act by a majority of its members then in office, and such action may be taken either by a vote at a meeting or by written consent without a meeting. The Committee may authorize any one or more of its members to execute any document or documents on behalf of the Committee, in which event the Committee shall notify the Employer, in writing, of such authorization and the name or names of its member or members so designated. The Employer thereafter shall accept and rely on any documents executed by said member of the Committee or members as representing action by the Committee until the Committee shall file with the Employer a written revocation of such designation.

(b) The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs and may employ and appropriately compensate such accountants, counsel, specialists, actuaries, and other persons as it deems necessary or desirable in connection with the administration and maintenance of the Plan. The Committee shall have the authority to control and manage the operation and administration of the Plan.


Section 8.6                Claims Procedure.
-----------                ----------------

(a) A claim for benefits under the Trust shall be filed on an application form supplied by the Committee. Written notice of the disposition of the claim shall be furnished to the claimant within 90 days after an application form is received by the Committee, unless special circumstances (as determined by the Committee) require an extension for processing the claim. If such an extension is required, the Committee shall render a decision as soon as possible subsequent to the 90-day period, but such decision shall not be rendered later than 180 days after the application form is received by the Committee. Written notice of such extension shall be furnished to the claimant prior to the commencement of the extension indicating the special circumstances requiring such extension and the date by which the Committee expects to render the decision on the claim. In the event the claim is denied, the Committee shall set forth in writing the reasons for the denial and shall cite pertinent provisions of the Plan and Trust upon which the decision is based. In addition, the Committee shall provide a description of any additional material or information necessary for the claimant to perfect the claim, an explanation of why such information is necessary, and appropriate information as to the steps to be taken if the Participant or Beneficiary wish to submit such claim for review as provided in (b) below.

(b) A Participant or Beneficiary whose claim described in (a) above has been denied in whole or in part shall be entitled to the following rights if exercised within 60 days after written denial of a claim is received:

         (1) to request a review of the claim upon written application to the Committee;

         (2)      to review documents associated with the claim; and

         (3)      to submit issues and comments in writing to the Committee.

(c) If a Participant or a Beneficiary requests a review of the claim under (b) above, the Committee shall conduct a full review (including a formal hearing if desired) of such request, and a decision on such request shall be made within 60 days after the Committee has received the written request for review from the Participant or the Beneficiary. Special circumstances (such as a need for full hearing on request) can allow the Committee to extend the decision on such request, but the decision shall be rendered no later than 120 days after receipt of the request for review. Written notice of such an extension shall be furnished to the Participant or the Beneficiary prior to the commencement of the extension. The decision of the Committee on review shall be set forth in writing and shall include specific reasons for the decision as well as specific references to the pertinent provisions of the Plan or Trust on which the decision is based.


Section 8.7                Records and Reports.
-----------                --------------------

(a) The Committee shall be entitled to rely upon certificates, reports, and opinions provided by an accountant, tax or pension advisor, actuary or legal counsel employed by the Employer or Committee. The Committee shall keep a record of all its proceedings and acts, and shall keep all such books of account, records, and other data as may be necessary for the proper administration of the Plan. The regularly kept records of the Committee, the Employer, and the Trustee shall be conclusive evidence of a Participant's service, his Compensation, his age, his marital status, his status as an Employee, and all other matters contained therein and relevant to this Plan; provided, however, that a Participant may request a correction in the record of his age at any time prior to his retirement and such correction shall be made if within 90 days after such request he furnishes a birth certificate, baptismal certificate, or other documentary proof of age satisfactory to the Committee in support of this correction.

         (1) Each Participant and each Participant's designated Beneficiary must notify the Committee in writing of his mailing address and each change thereof. Any communication, statement or notice addressed to a Participant or Beneficiary at the last mailing address filed with the Committee, or if no address is filed with the

                  Committee, the last mailing address as shown on the Employer's records, will be binding on the Participant and his Beneficiary for all purposes of the Plan. Neither the Committee nor the Trustee shall be required to search for or locate a Participant or a Beneficiary.


Section 8.8                Liability.
-----------                ----------

(a) A member of the Committee shall not be liable for any act, or failure to act, of any other member of the Committee, except to the extent that such member:

         (1) Knowingly participates in, or undertakes to conceal, an act or omission of another Committee member, knowing that such act or omission is a breach of fiduciary duty to the Plan;

         (2) Fails to comply with the specific responsibilities given him as a member of the Committee, and such failure enables another member of the Committee to commit a breach of fiduciary duty to the Plan; or

         (3) Has knowledge of a breach of fiduciary duty to the Plan by another member of the Committee, unless such member makes reasonable effort under the circumstances to remedy such breach.

(b) Each member of the Committee shall be liable with respect to his own acts of willful misconduct or gross negligence concerning the Plan. The Employer may indemnify the Committee or each of its members for part or all expenses, costs, or liabilities arising out of the performance of duties required by the terms of the Plan or Trust, except for those expenses, costs, or liabilities arising out of a member's willful misconduct or gross negligence.


Section 8.9                Reliance And Statements.
-----------                ------------------------

The Committee, in any of its dealings with Participants hereunder, may conclusively rely on any written statement, representation, or documents made or provided by such Participants.


Section 8.10               Remuneration And Bonding.
------------               -------------------------

(a) Unless otherwise determined by the Committee, the members of the Committee shall serve without remuneration for services to the Plan and Trust. However, all expenses of the Committee shall be paid by the Trust except to the extent paid by the Employer. Such expenses shall include any expenses incidental to the functioning of the Committee, including but not limited to fees of accountants, legal counsel, and other specialists, or any other costs entailed in administering the Plan.

(b) Title I of ERISA requires certain persons with discretion over Plan assets to be bonded. Except as required by ERISA or other federal law, the members of the Committee shall serve without bond.


Section 8.11               Committee Decisions Final.
------------               --------------------------

Any decision of the Committee with respect to matters within its jurisdiction shall be final, binding, and conclusive upon the Employer and the Trustee and upon each Employee, Participant, former Participant, Beneficiary, and every other person or party interested or concerned.


Section 8.12               Participant-Directed Investments.
------------               ---------------------------------

The Committee shall select the investments to be used and authorizes the Trustee to accept investment direction from Participants. The Trustee shall invest in the Investment Funds in accordance with investment directions given by the Participants and Beneficiaries for whose accounts such assets are held, to the extent authorized. All such directions by the Participants or Beneficiaries to the Trustee will be made by electronic media or in such other manner as is acceptable to the Trustee. Participants and Beneficiaries will be deemed responsible for purposes of such investment selection and allocation.

Where the Committee, a Participant, a Beneficiary or an Investment Manager other than the Trustee has the power and authority to direct the investment of assets of the Trust Fund, the Trustee does not have any duty to question any direction, to review any securities or other property, or to make any suggestions in connection therewith. The Trustee will promptly comply with any direction given by the Committee, a Participant, a Beneficiary or Investment Manager. The Trustee will neither be liable for failing to invest any assets of the Trust Fund under the management and control of the Committee, a Participant, a Beneficiary or an Investment Manager in the absence of investment directions regarding such assets. The Trustee and the Committee shall be indemnified by the Participant from and against any personal liability to which the Trust and the Committee may be subject due to carrying out an elective investment directed by the Participant or for failure to act in absence of restrictions from the Participant.

                          ARTICLE IX - TRUST AGREEMENT
                          ----------------------------




Section 9.1                Establishment of Trust.
-----------                -----------------------

The Employer and the Trustee have entered into a trust agreement which is set forth in a separate document and is incorporated herein. The trust agreement establishes a Trust consisting of such sums of money and other property as may from time to time be contributed or transferred to the Trustee under the terms of the Plan, along with any property to which the Trust Fund may from time to time be converted, and which provides for the investment of Plan assets and the operation of the Trust. The trust agreement, as amended from time to time, shall be deemed part of the Plan, and all rights and benefits provided to persons under the Plan shall be subject to the terms of the trust agreement.


Section 9.2                Exclusive Benefit.
-----------                ------------------

(a) The Employer shall have no beneficial interest in the assets of the Trust, and no part of the Trust shall ever revert to or be repaid to the Employer, directly or indirectly, except that upon written request, the Employer shall have a right to recover:

         (1) a contribution to the Plan made by mistake of fact if such contribution (to the extent made by mistake of fact) is returned to the Employer within one year after payment of such contribution;

         (2) any contributions to the Plan conditioned upon initial qualification of the Plan under section 401(a) of the Code if the Plan does not so qualify and such contributions are returned to the Employer within one year after the denial of qualification of the Plan and only if a determination letter request is filed by the time prescribed by law for filing the Employer's tax return for the taxable year in which the Plan is adopted;

         (3) a contribution to the Plan which is disallowed as a deduction under section 404 of the Code if such contribution (to the extent disallowed) is returned to the Employer within one year after the deduction is disallowed; and

         (4) any residual assets due to a Code section 415 excess contribution upon termination of the Plan if all liabilities of the Plan to Participants and their Beneficiaries have been satisfied and the reversion does not contravene any provision of law.

                  ARTICLE X - AMENDMENT, TERMINATION AND MERGER
                  ---------------------------------------------




Section 10.1               Amendment.
------------               ----------

The Board or any executive committee of the Board shall have the right to modify, alter, or amend the Plan or the Trust Agreement in whole or in part by a majority vote of its members at a meeting, by unanimous consent in lieu of a meeting or in any other manner permissible under applicable state law. In addition, the Board or the executive committee of the Board, may delegate to an appropriate officer, or officers of the Employer, or committee, all or part of the authority to amend the Plan or Trust Agreement. No amendment may increase the duties, powers, and liabilities of the Trustee without its written consent nor may it affect adversely the benefits of persons who have retired or the benefits that have accrued prior to the effective date of such action. No amendment, modification, or alteration shall have the effect of revesting in any Employer any part of the principal or income of the Fund or any policies or contracts issued pursuant to the Plan. Except as otherwise allowed by Treasury regulations, no amendment may eliminate or reduce an early retirement benefit or a retirement-type subsidy (as defined in applicable Treasury regulations) or eliminate an option form of benefit with respect to benefits attributable to service before the amendment.

Section 10.2               Termination.
------------               ------------

(a) While the Employer expects to continue the Plan indefinitely, continuance of the Plan is not assumed as a contractual obligation and the Employer shall have the right to terminate the Plan at any time by action of the Board, any executive Committee, or their delegee in accordance with the procedures set forth in Plan section 11.01. In addition, the Employer reserves the right, on behalf of all Employers, to discontinue Employer contributions and to terminate the Plan at any time by action of the Board in accordance with the procedures set forth in Plan section 11.02. An Employer reserves the right to discontinue Employer contributions and to terminate the Plan on behalf of its Employees at any time by action of its board of directors.

(b) The Employer shall give notice to the Plan Administrator and the Trustee at least 30 days prior to the effective date of termination. The Plan shall terminate without notice on the bankruptcy, insolvency or termination of business of the Employer, or the complete discontinuance of Employer contributions.

(c) On termination of the Plan (or in the event of a complete or partial termination, or complete discontinuance of contributions or curtailment), the interests of present Participants (to the extent affected by such action) in their Account balances as of the date of such event shall be nonforfeitable. The Employer may elect to continue the Trust in effect, in which case the Trustee shall continue to administer the Trust in accordance with the provision of the Plan and Trust Agreement for the sole benefit of the Participants or Beneficiaries who are then receiving or entitled to receive future benefits; or the

         Employer may elect to discontinue the Trust, in which case the benefits or Participants and Beneficiaries shall be distributed as provided in
         Article VI. In the event of termination, no further contributions will be made to the Plan by the Employer or by the Participants, and the sole recourse of Participants and Beneficiaries for benefits due under the Plan shall be to Plan assets.

(d) Subject to the provisions of Section 6.11, the Employer may discontinue the Trust and distribute each individual's interest in a single lump sum.


Section 10.3               Merger, Consolidation or Transfer.
------------               ----------------------------------

The Employer shall have the right at any time to merge or consolidate the Plan with any other plan, or transfer the assets or liabilities of the Trust to any other plan provided each Participant would (if the Plan were then terminated) receive a benefit immediately after such merger, consolidation or transfer which would equal or exceed the benefit the Participant would have been entitled to immediately before such merger, consolidation or transfer (if the Plan were then terminated).

                        ARTICLE XI - TOP-HEAVY PROVISIONS
                        ---------------------------------




Section 11.1               Applicability.
------------               --------------

The provisions of this Article shall not apply to the Plan with respect to any Plan Year in which the Plan is not Top-Heavy. If the Plan is or becomes Top-Heavy in any Plan Year, the provisions of this Article will supersede any conflicting provisions in the Plan.


Section 11.2               Definitions.
------------               ------------

(a) KEY EMPLOYEE: Any Employee or former Employee (and the Beneficiaries of such Employee) who at any time --------------------- during the "Determination Period" was (1) an officer of the Employer if such individual's Annual Compensation exceeds 50 percent of the dollar limitation under section 415(b)(1)(A) of the Code, (2) an owner (or considered an owner under section 318 of the Code) of one of the ten largest interests in the Employer if such individual's Annual Compensation exceeds 100 percent of the dollar limitation under section 415(c)(1)(A) of the Code, (3) a more-than-5-percent owner of the Employer, or (4) a more-than-1-percent owner of the Employer who has annual Compensation of more than $150,000. Annual Compensation means compensation as defined in section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under section 125, section 402(e)(3), section 402(h) or section 403(b) of the Code. The "Determination Period" is the Plan Year containing the Determination Date and the four (4) preceding Plan Years.

The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and the Regulations thereunder.

(b) TOP-HEAVY PLAN: For any Plan Year beginning after December 31, 1983, this Plan is Top-Heavy if any of the following conditions exists:

         (1) If the Top-Heavy Ratio for this Plan exceeds 60 percent and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

         (2) If this Plan is a part of a Required Aggregation Group of plans, but not part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60 percent.

         (3) If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60 percent.

(c) SUPER-TOP-HEAVY PLAN: A plan is Super-Top-Heavy if such a plan would be Top-Heavy if "90 percent" were substituted for "60 percent" each place it appears in (b) above.

(d)      Top-Heavy Ratio:
         ----------------

         (1) If the Employer maintains one or more Defined Contribution Plans (including any simplified employee pension plan) and the Employer has not maintained any Defined Benefit Plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the Account balances of all Key Employees as of Determination Date(s) (including any part of any Account balance distributed in the 5-year period ending on the Determination Date(s)), and the denominator of which is the sum of all Account balances (including any part of any Account balance distributed in the 5-year period ending on the Determination Date(s)), both computed in accordance with section 416 of the Code and the Regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under section 416 of the Code and the Regulations thereunder.

         (2) If the Employer maintains one or more Defined Contribution Plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more Defined Benefit Plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any required or Permissive Aggregation Group as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregated Defined Contribution Plan or Plans for all Key Employees, determined in accordance with (1) above, and the Present Value of accrued benefits under the aggregated Defined Benefit Plan or Plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated Defined Contribution Plan or Plans for all Participants, determined in accordance with (1) above, and the Present Value of accrued benefits under the Defined Benefit Plan or Plans for all Participants as of the Determination Date(s), are determined in accordance with section 416 of the Code and the Regulations thereunder. The accrued benefits under a Defined Benefit Plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the Determination Date.

         (3) For purposes of (1) and (2) above, the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in section 416 of the Code and the Regulations thereunder for the first and second plan years of a Defined Benefit Plan. The account balances and accrued benefits of a Participant (a) who is not a Key Employee but who was a Key Employee in a prior year, or (b) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the 5-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with section 416 of the Code and the Regulations thereunder. Employee contributions previously deductible under section 219 of the Code will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

         The accrued benefit of a Participant other than a Key Employee shall be determined under either (a) the method, if any, that uniformly applies for accrual purposes under all Defined Benefit Plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of section 411(b)(1)(C) of the Code.

(e) PERMISSIVE AGGREGATION GROUP: The Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code.

(f) REQUIRED AGGREGATION GROUP: (1) Each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Determination Period (regardless of whether the plan has terminated), and (2) any other qualified plan of the Employer which enables a plan described in (1) to meet the requirements of sections 401(a)(4) or 410 of the Code.

(g) DETERMINATION DATE: For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

(h) VALUATION DATE: The date as defined in Article I of the Plan as of which Account balances or accrued benefits are valued for purposes of calculating the Top-Heavy Ratio.

(i) PRESENT VALUE: Present Value shall be determined using the interest and mortality rates specified in the applicable plans. Notwithstanding the foregoing, all determinations shall be made in accordance with section 416 of the Code and the Regulations promulgated thereunder.


Section 11.3               Minimum Allocation.
------------               -------------------

(a) Except as otherwise provided in (c) and (d) below, Employer contributions, not including Employee Elective Deferrals, allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of three percent (four percent if the Plan is super-Top-Heavy) of such Participant's Compensation or, in the case where the Employer has no Defined Benefit Plan which designates this Plan to satisfy section 401 of the Code, the largest percentage of Employer contributions, as a percentage of the first $200,000 of the Key Employee's Compensation, allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under the Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (1) the Participant's failure to complete 1,000 hours of service (or any equivalent provided in the Plan), or (2) the Participant's failure to make mandatory Employee contributions to the Plan or (3) Compensation less than a stated amount.

(b) For purposes of computing the minimum allocation, Compensation means Compensation as defined in Article I of the Plan.

(c) The provision in (a) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

(d) The provision in (a) above shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the minimum allocation or benefit requirement applicable to Top-Heavy Plans will be met in the other plan or plans.


Section 11.4               Nonforfeitability of Minimum Allocation.
------------               ----------------------------------------

The minimum allocation required (to the extent required to be nonforfeitable under section 416(b) of the Code) may not be forfeited under section 411(a)(3)(D) of the Code.

Section 11.5               Allocation Limitations.
------------               -----------------------

In determining the Defined Contribution Fraction under section 415(e)(3)(B) of the Code and pursuant to Section 5.4 of the Plan "100 percent" shall be substituted for "125 percent" unless the minimum allocation percentage under section 416(c)(2)(A) of the Code and Section 11.3(a) of the Plan is increased from "three percent" to "four percent" and the Plan would not be a Top-Heavy Plan if "90 percent" were substituted for "60 percent" each place it appears in
Section 11.2(b) of the Plan.


Section 11.6               Minimum Vesting Schedules.
------------               --------------------------

(a) For any Plan Year during which the Plan is Top-Heavy, the vesting schedule below will automatically apply to all benefits within the meaning of section 411(a)(7) of the Code except those attributable to Employee contributions, including benefits accrued before the effective date of section 416 of the Code and benefits accrued before the Plan became Top-Heavy. Further, no decrease in a Participant's nonforfeitable percentage may occur in the event the Plan's status as Top-Heavy changes for any Plan Year. However, this Section does not apply to the Account balance(s) of any Employee who does not have an Hour of Service after the Plan has initially become Top-Heavy. Such Employee's Account balance attributable to Employer contributions and Forfeitures will be determined without regard to this Section.

(b) The nonforfeitable interest of each Employee in his or her Account balance attributable to Employer contributions shall be as follows:

                                                              The nonforfeitable
                  Year(s) of Service:                           Percentage is:
                  -------------------                           --------------

                  Less than 1                                          0
                  Less than 2                                          0
                  Less than 3                                         20
                  Less than 4                                         40
                  Less than 5                                         60
                  Less than 6                                         80
                  6 or more                                          100


(a) If the vesting schedule under the Plan becomes subject to or is no longer subject to the above schedule for any Plan Year because of the Plan's Top-Heavy status, such shift is an amendment to the vesting schedule and the election provided in Section 5.6 of the Plan shall be available.

                        ARTICLE XII - GENERAL PROVISIONS
                        --------------------------------




Section 12.1               Governing Law.
------------               --------------

(a) The Plan is established under, and its validity, construction and effect shall be governed by, the laws of the State of Virginia.

(b) The parties to the Trust intend that the Trust be exempt from taxation under section 501(a) of the Code, and any ambiguities in its construction shall be resolved in favor of an interpretation which will effect such intention.


Section 12.2               Power To Enforce.
------------               -----------------

The Committee shall have authority to enforce the Plan on behalf of any and all persons having or claiming any interest in the Trust or Plan.


Section 12.3               Alienation of Benefits.
------------               -----------------------

Benefits under the Plan shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void, nor shall any such benefits be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such benefits. This Section shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order as defined in section 414(p) of the Code, or any domestic relations order entered before January 1, 1985.


Section 12.4               Not an Employment Contract.
------------               ---------------------------

The Plan is not and shall not be deemed to constitute a contract between the Employer and any Employee, or to be a consideration for, or an inducement to, or a condition of, the employment of any Employee. Nothing contained in the Plan shall give or be deemed to give an Employee the right to remain in the employment of the Employer or to interfere with the right to be retained in the employ of the Employer, any legal or equitable right against the Employer, or to interfere with the right of the Employer to discharge or retire any Employee at any time.

Section 12.5               Fiduciary Discretion.
------------               ---------------------

In discharging the duties assigned to it under the Plan, each Fiduciary has the discretion to interpret the Plan; adopt, amend and rescind rules and regulations pertaining to its duties under the Plan; and to make all other determinations necessary or advisable for the discharge of its duties under the Plan. Each Fiduciary's discretionary authority is absolute and exclusive if exercised in a uniform and nondiscriminatory manner with respect to similarly situated individuals. The express grant in the Plan of any specific power to a Fiduciary with respect to any duty assigned to it under the Plan must not be construed as limiting any power or authority of the Fiduciary to discharge its duties. A Fiduciary's decision is final and conclusive unless it is established that the Fiduciary's decision constituted an abuse of its discretion.


Section 12.6               Interpretation.
------------               ---------------

(A) SAVINGS CLAUSE. If any provision or provisions of the Plan shall for any reason be invalid or unenforceable, the remaining provisions of the Plan shall be carried into effect, unless the effect thereof would be to materially alter or defeat the purposes of the Plan.

(B) GENDER. Wherever appropriate, pronouns of either gender shall be deemed synonymous as shall singular and plural pronouns.

(C) HEADINGS. Headings and titles of sections and subsections within the Plan document are inserted solely for convenience of reference. They constitute no part of the Plan itself and shall not be considered in the construction of the Plan.

(D) FAMILY AGGREGATION. Notwithstanding anything to the contrary in the Plan, the family aggregation rules do not apply as of December 31, 1996.

                          ARTICLE XIII - SIGNATURE PAGE
                          -----------------------------



IN WITNESS WHEREOF, this Plan has been restated the day and year written below.


Signed, sealed, and delivered on this 30 day of January, 1998, in the presence of:


                                                Rail Bearing Service Corporation

                                            By  /s/ R. W. Blumer, Jr.
                                                -------------------------------
                                                EMPLOYER

                                                R. W. Blumer, Jr.
                                                -------------------------------
                                                EMPLOYER (Print Name)



-------------------------
WITNESS AS TO EMPLOYER(S)

                                            By
                                                -------------------------------
                                                PLAN COUNSEL


                                                -------------------------------
                                                PLAN COUNSEL (Print Name)



-------------------------
WITNESS AS TO PLAN COUNSEL